Filed with the Securities and Exchange Commission on August 28, 2018

Investment Company Act of 1940 File No. 811-22027

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 199	☒

(Check Appropriate Box or Boxes)

FUNDVANTAGE TRUST

(Exact Name of Registrant as Specified in Charter)

301 Bellevue Parkway, Wilmington, DE 19809

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (856) 528-3500

Joel L. Weiss

JW Fund Management LLC

100 Springdale Road, Suite A3-416

Cherry Hill, NJ 08003

(Name and Address of Agent for Service)

Copies to:

Joseph V. Del Raso, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, PA 19103

EXPLANATORY NOTES

This Registration Statement on Form N-1A has been filed by Verplanck Balanced Fund (the “Fund”), a series of FundVantage Trust (the “Trust”), pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely through private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. The sole owners of interests in the Fund will be the Power Authority of the State of New York Master Decommissioning Trust IP3 Unit Fund, the Entergy Nuclear Generation Company Master Decommissioning Trust Qualified Fund, and the Entergy Nuclear Palisades Master Decommissioning Trust Qualified Fund (the “Decommissioning Trusts”). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. The Fund’s Part A is incorporated by reference into the Fund’s Part B, and Part B is incorporated by reference into the Fund’s Part A.

Dated: August 28, 2018

VERPLANCK BALANCED FUND

PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN VERPLANCK BALANCED FUND.

Responses to Items 1, 2, 3, 4 and 13 have not been included pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

iTEM 5. MANAGEMENT

(a)           Investment Adviser

The Investment Adviser is BNY Mellon Asset Management North America Corporation (the “Adviser”).

(b)           Portfolio Manager(s)

(i)       Vassilis Dagioglu, Managing Director, Head of Asset Allocation at the Adviser, has been a portfolio manager of the Fund since inception.

(ii)      Karen Wong, Head of Index Portfolio Management at the Adviser, has been a portfolio manager of the Fund since inception.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

(a) Purchase of Fund Shares. There is no minimum initial or subsequent investment requirement for the Fund.

(b) Sale of Fund Shares. The Fund’s shares are redeemable daily by contacting the Fund’s transfer agent on any business day by written request or wire transfer.

ITEM 7. TAX INFORMATION

The Fund intends to make, or be deemed to make, distributions that may be taxed as ordinary income or capital gains.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION

Neither the Fund nor any of its related companies pay financial intermediaries for the sale of Fund shares or related services.

ITEM 9. Investment Objective aND PRINCIPAL INVESTMENT Strategies, RELATED rISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

(a)           Investment Objective. The Fund seeks income and capital appreciation. There is no guarantee that the Fund will achieve its investment objective.

(b)           Implementation of Investment Objective. The Fund attempts to achieve its investment objective by utilizing an indexing investment approach designed to track the performance of two benchmark indices – the Standard & Poor’s 500 Index (the “Equity Index”) and the Bloomberg Barclays U.S. Aggregate Index (the “Fixed Income Index”).

The Adviser attempts to meet the performance of a static mix of asset classes by managing the Fund with a target exposure of 50% to the Equity Index and 50% to the Fixed Income Index. The Equity Index is a widely recognized benchmark of U.S. stock market performance that is predominantly comprised of the stocks of large U.S. companies. The Fixed Income Index represents a wide spectrum of public, investment grade, taxable, fixed income securities in the United States—including government, corporate, and international U.S. dollar-denominated bonds, as well as mortgage-backed and asset-backed securities—all with maturities of more than 1 year.

The Adviser may obtain exposure to an index by using: (i) a “passive” or indexing investment approach to replicate the constituent securities of an index as closely as possible; (ii) utilizing a “representative sampling” strategy whereby securities are chosen in order to attempt to approximate the investment characteristics of an index’s constituent securities; or (iii) investing in exchange traded funds (“ETFs”), registered investment companies, or other pooled investment vehicles that seek to track an index. Under various circumstances, it may not be possible or practicable to purchase or hold all of, or only, the constituent securities in their respective weightings in an index. To the extent the Adviser uses a representative sampling strategy, the Fund would hold a significant number of the constituent securities of the Equity Index and/or the Fixed Income Index, but it may not track the index with the same degree of accuracy as would an investment vehicle replicating the entire index. With respect to the Equity Index, the Adviser may invest assets of the Fund in stock of its affiliated parent company, The Bank of New York Mellon Corporation. With respect to the Fixed Income Index, the Fund may participate in initial offerings of corporate bonds of which The Bank of New York Mellon, an affiliate of the Adviser, is trustee and receives compensation for such services.

The Fund may take long and short positions in financial futures, swaps (including, but not limited to, total rate of return swaps, fixed-rate swaps, zero-coupon swaps, and credit default swaps), and mortgage TBAs (defined below) to reallocate the portfolio asset mix, obtain exposure to an index, facilitate trading, provide liquidity for cash flows, hedge, manage interest rate risk, and for other purposes that facilitate meeting the Fund’s objective. A mortgage TBA is a “to be announced” transaction (“TBA”). A TBA is a method of trading mortgage-backed securities where the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price at the time the contract is entered into but the mortgage-backed securities are delivered in the future, generally 30 days later. The actual pools of mortgage-backed securities delivered in a TBA typically are not determined until two days prior to settlement date.

The Fund may make secured loans of its portfolio securities in an amount not exceeding 33-1/3% of the value of the Fund’s total assets.

The Fund may invest in other investment companies including ETFs and mutual funds to the extent permitted by 1940 Act or the rules thereunder. To the extent such ETFs/mutual funds are purchased or sold, there will be additional expenses embedded within those funds and imposed on the Fund, which may negatively impact the Fund’s performance. Such ETFs/mutual funds may participate in securities lending programs.

The Fund may, without limit, invest in U.S. Government securities, commercial paper and other money market instruments, money market funds, cash or cash equivalents in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Fund will be unable to achieve its investment objective.

(c)           Risks. The following is a list of the principal risks that may apply to your investment in the Fund. Further information about investment risks is available in Part B:

●	Common Stock Risk: The Fund invests, or has exposure to, common stocks. Common stock represents an equity (ownership) interest in a company or other entity. Common stocks are subject to greater fluctuations in market value than certain other asset classes as a result of such factors as a company’s business performance, investor perceptions, stock market trends, and general economic conditions. The rights of common stockholders are subordinate to all other claims on a company’s assets, including debt holders and preferred stockholders. Common stocks risk the loss of all or a substantial portion of the investment.

●	Counterparty Risk: Certain of the derivatives entered into by the Fund may not be traded on an exchange but instead will be privately negotiated in the over-the-counter market. This means that these instruments are traded between counterparties based on contractual relationships. Relying on a counterparty exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. If a counterparty defaults on its payment obligations to the Fund, this default will cause the value of an investment in the Fund to decrease. In addition, to the extent the Fund deals with a limited number of counterparties, it will be more susceptible to the credit risks associated with those counterparties. The Fund is neither restricted from dealing with any particular counterparty nor from concentrating any or all of its transactions with one counterparty. The ability of the Fund to transact business with any one or number of counterparties and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. In situations in which the Fund is required to post margin or other collateral with a counterparty, including with a futures commission merchant or a clearing organization for futures or other derivative contracts, the counterparty may fail to segregate the collateral or may commingle the collateral with the counterparty’s own assets. As a result, in the event of the counterparty’s bankruptcy or insolvency, the Fund’s collateral may be subject to the conflicting claims of the counterparty’s creditors and the Fund may be exposed to the risk of being treated as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

The Fund is subject to the risk that issuers of the instruments in which it invests and trades may default on their obligations, and that certain events may occur that have an immediate and significant adverse effect on the value of those instruments. There can be no assurance that an issuer will not default, or that an event that has an immediate and significant adverse effect on the value of an instrument will not occur, and that the Fund will not sustain a loss on a transaction as a result.

●	Derivative Instruments Risk: Derivatives include instruments and contracts that are based on, and are valued in relation to, one or more underlying assets, financial benchmarks, or indices, such as futures, options, swap agreements, and forward contracts. The value of a derivative depends largely upon price movements in the underlying instrument. Many of the risks applicable to trading the underlying instrument are also applicable to derivatives trading. However, derivatives trading is subject to a number of additional risks. Transactions in certain derivatives are subject to clearance on a U.S. national exchange and to regulatory oversight, while other derivatives are subject to risks of trading in the over-the-counter markets or on non-U.S. exchanges. A small investment in derivative instruments could have a potentially large impact on the Fund’s performance. Over-the-counter derivatives are subject to the risk of mispricing or improper valuation of the derivative.

●	ETF Risk: An investment in an exchange-traded fund is an investment in another investment company and therefore, the Fund’s shareholders will indirectly bear its proportionate share of any fees and expenses of the ETFs in which the Fund invest in addition to the Fund’s own fees and expenses. As a result, the cost of investing will be higher than the cost of investing directly in the ETFs and may be higher than mutual funds that invest directly in stocks and bonds. ETFs are also subject to the following risks: (i) the market price of an ETF’s shares may trade above or below net asset value; (ii) there may be an inactive trading market for an ETF; (iii) trading of an ETF’s shares may be halted, delisted, or suspended on the listing exchange; and (iv) the ETF may fail to achieve close correlation with the index that it tracks.

●	Fixed Income Securities Risk: The Fund may invest in debt or other fixed income securities of U.S. and non-U.S. issuers. The value of fixed income securities will change in response to fluctuations in interest rates and changes in market perception of the issuer’s creditworthiness or other factors.

●	Forward Contracts Risk: Forward contracts, including non-deliverable forwards (“NDFs”), are derivative instruments pursuant to a contract where the parties agree to a fixed price for an agreed amount of securities or other underlying assets at an agreed date or to buy or sell a specific currency at a future date at a price set at the time of the contract. There are no limitations on daily price movements of forward contracts. There can be no assurance that any strategy used will succeed. Not all forward contracts, including NDFs, require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Forward currency transactions, including NDFs, include the risks associated with fluctuations in currency.

●	Futures Contract Risk: The primary risks associated with the use of futures contracts are; (a) the imperfect correlation between the change in market value of the instruments held by the Portfolio and the price of the futures contract; (b) liquidity risks, including the possible absence of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses (potentially unlimited) caused by unanticipated market movements; (d) an investment manager’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; (e) the possibility that a counterparty, clearing member or clearinghouse will default in the performance of its obligations; (f) if the Portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements, and the Portfolio may have to sell securities at a time when it may be disadvantageous to do so; and (g) transaction costs associated with investments in futures contracts may be significant, which could cause or increase losses or reduce gains. Futures contracts are also subject to the same risks as the underlying investments to which they provide exposure. In addition, futures contracts may subject the Portfolio to leveraging risk.

●	Index-Related Risk: There is no guarantee that the Fund’s investment results will have a high degree of correlation to those of the Equity Index and/or the Fixed Income Index or that the Fund will achieve its investment objective. Market disruptions and regulatory restrictions could have an adverse effect on the Fund’s ability to adjust its exposure to the required levels in order to track an index. Errors in index data, index computations or the construction of an index in accordance with its methodology may occur from time to time and may not be identified and corrected by an index provider for a period of time or at all, which may have an adverse impact on the Fund and its shareholders.

●	Large Cap Risk: Large cap risk is the risk that stocks of larger companies may underperform relative to those of small and mid-sized companies. Large cap companies may be unable to respond quickly to new competitive challenges, such as changes in technology and consumer tastes, and also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.

●	Management Risk: As the Fund may not fully replicate the Equity Index and/or Fixed Income Index, it is subject to the risk that the Adviser’s investment strategy may not produce the intended results.

●	Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.

●	Mid-Cap Risk: Mid-capitalization companies may be subject to more abrupt or erratic market movements than securities of larger, more established companies. Generally the smaller the company size, the greater the risk. Mid-capitalization companies may have limited product lines or financial resources, or may be dependent upon a small or inexperienced management group and their securities may trade less frequently and in lower volume than the securities of larger companies, which could lead to higher transaction costs.

●	Swap Agreements: The Fund may enter into swap agreements, which can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Fund’s exposure to long-term or short-term interest rates, foreign currency values, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objective and policies. Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Fund’s portfolio. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, individual equity values, or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, the value of a swap agreement is likely to decline if the counterparty’s creditworthiness declines. Such a decrease in value might cause the Fund to incur losses. Recent market developments related to swaps have prompted increased scrutiny with respect to these instruments. As a result of the Dodd-Frank Act, swaps are now subject to more regulation than they were previously. Such regulation may limit the Fund’s ability to use swaps and increase the cost of using swaps.

(d)           Disclosure of Portfolio Holdings. A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Part B.

ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(a)(1) Investment Adviser. BNY Mellon Asset Management North America Corporation (the “Adviser”) is a registered investment adviser, organized as a corporation in the state of Delaware, and is an indirect subsidiary of The Bank of New York Mellon Corporation, located at 201 Washington Street, Boston, Massachusetts 02108. On January 31, 2018, The Boston Company Asset Management LLC and Standish Mellon Asset Management Company LLC (“Standish”) merged into Mellon Capital Management Corporation, which immediately changed its name to BNY Mellon Asset Management North America Corporation. The Adviser’s predecessor firm, Mellon Capital Management Corporation, registered with the SEC on September 30, 1983. The Adviser’s assets under management as of March 31, 2018 was $558,848 million.

Pursuant to an investment advisory agreement between the Trust and the Adviser (the “Investment Advisory Agreement”), the Adviser manages the assets of the Fund and is entitled to receive an investment advisory fee, paid monthly, comprising of 0.12% (12 basis points) on the first $250 million average daily net assets of the Fund, 0.10% of the next $100 million average daily net assets of the Fund, and 0.02% on average daily net assets of the Fund in excess of $350 million.

The Fund has not had a full fiscal year of operations. The aggregate annual fee paid to the Adviser (as a percentage of average daily net assets) will be provided once the Fund has operated for a full fiscal year.

A discussion of the basis for the Board of Trustees’ approval of the investment management agreement between the Adviser and the Trust will be provided in the Fund’s first annual or semi-annual report to shareholders following the commencement of operations.

(a)(2) Portfolio Management.

Vassilis Dagioglu is the Head of the Asset Allocation portfolio management team. In his current role, he is responsible for managing global tactical asset allocation, strategic asset allocation and multi-asset portfolios including total return, absolute return, multi-asset income, global macro as well as active commodities strategies. Since he joined the company, he has managed several asset allocation portfolios such as mutual funds, hedge funds, and separately managed portfolios and helped develop custom portfolio solutions. Vassilis joined the firm in 1999.

Karen Wong, CFA Managing Director, Head of Index Portfolio Management is the head of index portfolio management. She is responsible for overseeing equity and fixed income indexing and beta strategies, including exchange-traded funds (ETFs). She is also responsible for refinement and implementation of the index portfolio management process. Karen developed and launched the Carbon Efficiency strategy in 2014, the firm’s first green beta product. Previously, Karen was the head of equity portfolio management at Mellon Capital, responsible for the equity index portfolio management process. Karen has been working in the investment industry since 1999. Prior to joining the firm in 2000, she worked as a security analyst at Redwood Securities. She is a member of CFA Institute and CFA Society San Francisco, as well as the S&P Index Advisory Panel, MSCI Index Client Advisory Committee and FTSE Russell Policy Advisory Board. She is also a member of the Board of Directors for xBK LLC, an affiliated company.

(a)(3) Legal Proceedings. There are no legal proceedings to which the Trust or the Adviser is a party that are likely to have a material adverse effect on the Fund or the ability of the Adviser to perform its duties under the contract with the Fund.

ITEM 11. SHAREHOLDER INFORMATION

(a)       Pricing of Shares. The price of the Fund’s shares is based on their net asset value (“NAV”). The Fund values its assets, based on current market values when such values are available. The NAV per share of the Fund is calculated as follows:

Value of Assets Attributable to the Shares
NAV	= –	Value of Liabilities Attributable to the Shares
Number of Outstanding Shares

The Fund’s NAV per share is calculated once daily as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (typically 4:00 p.m., Eastern time) on each business day (i.e., a day that the Exchange is open for business). The Exchange is generally open on Monday through Friday, except national holidays. The price at which a purchase, redemption, or exchange is effected is based on the next calculation of NAV after the order is received in good form by the transfer agent.

The Fund’s equity securities listed on any national exchange market system will be valued at the last sale price. Equity securities traded in the over-the-counter market are valued at their closing sale or official closing price. If there were no transactions on that day, securities traded principally on an exchange will be valued at the mean of the last bid and ask prices prior to the market close. Prices for equity securities normally are supplied by an independent pricing service approved by the Board of Trustees. Fixed income securities are valued based on market quotations, which are furnished by an independent pricing service. Fixed income securities having remaining maturities of 60 days or less are valued at amortized cost, which approximates market value. Any assets held by the Fund that are denominated in foreign currencies are valued daily in U.S. dollars at the foreign currency exchange rates that are prevailing at the time that the Fund determines the daily NAV per share. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when shares of the Fund cannot be bought or sold. Investments in any mutual fund are valued at the fund’s respective NAV as determined by the fund each business day (which may use fair value pricing as disclosed in their prospectuses).

Securities that do not have a readily available current market value are valued in good faith under the direction of the Board of Trustees. The Board of Trustees has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available and has delegated to the Adviser the responsibility for applying the valuation methods. In the event that market quotes are not readily available, and the security or asset cannot be valued pursuant to one of the valuation methods, the value of the security or asset will be determined in good faith by the Adviser. On a quarterly basis, the Adviser’s fair valuation determinations will be reviewed by the Trust’s Valuation Committee. The Trust’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing. However, fair values determined pursuant to the Fund’s procedures may not accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/asked information, broker quotes), including where events occur after the close of the relevant market, but prior to the close of the Exchange, that materially affect the values of the Fund’s securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, an exchange or market on which a security trades does not open for trading for the entire day and no other market prices are available. The Board of Trustees has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of the Fund’s securities or assets and for determining whether the value of the applicable securities or assets should be re-evaluated in light of such significant events.

(b) Purchase of Fund Shares. Shares of the Fund are issued after the acceptance of purchase orders by the Fund or its agent solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. This Part A does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The price at which a purchase is effected is based on the next calculation of NAV after the order is received in good form by the transfer agent. There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments in the Fund at any time or to reject any purchase order.

(c) Redemption of Fund Shares. An investor in the Fund may sell (redeem) some or all of its investment by submitting a redemption request to the Fund or its agent on any business day the NYSE is open for trading. Shares will be redeemed at the current NAV calculated after the order is received by the Fund or its agent. Shares redeemed will not receive distributions declared on the effective date of the redemption. The proceeds of a redemption will be paid either by Fedwire, other immediately available funds or Fund property, normally on the business day on which the shares are redeemed. Payment may be delayed for not more than seven (7) days after the receipt and acceptance of the redemption order if reasonably necessary to prevent such redemption from having a material adverse impact on the Fund or the remaining shareholders, except as otherwise permitted by the 1940 Act or as provided by the SEC. The Fund reserves the right to pay redemptions in kind. Shares of the Fund may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act or the SEC, if an emergency exists. In no event will the Fund or any Trustee be liable to a beneficial owner for interest on the proceeds of any redemption.

(d) Dividends and Distributions. The Fund generally declares dividends daily and pays them annually. Capital gains, if any, are typically distributed at least annually. Dividends begin accruing the day the Fund receives payment and continue up until the day the Fund shares are actually redeemed. Dividends generally will be paid in cash, unless a shareholder elects to have dividends automatically reinvested in additional shares of the Fund.

(e) Frequent Purchases and Redemption of Fund Shares. Because this Fund is intended to serve as a vehicle for investment by the Decommissioning Trusts and the Fund does not offer shares of the Fund for sale to the general public, the Board has not adopted policies and procedures with respect to frequent purchases and redemptions of the Fund’s shares, and the Fund does not impose redemption fees or minimum holding periods on its investors.

(f) Tax Consequences. For investors who are not exempt from federal income taxes, dividends received from the Fund are generally considered taxable, whether received in cash or reinvested in additional shares of the Fund. Dividends from the Fund’s short-term capital gains are taxable as ordinary income. Dividends from the Fund’s long-term capital gains (if any) and that are reported as such are taxable to shareholders at a lower rate. The Fund generally expects to make distributions from long-term capital gains. Whether gains are short-term or long-term depends on the Fund’s holding period. Some dividends paid in January may be taxable as if they had been paid the previous December.

Any time an investor sells shares, it may be considered a taxable event for the investor if the investor is not exempt from federal income taxes. Depending on the purchase price and the sale price of the shares sold, an investor may have a gain or a loss on the transaction. Each investor is responsible for any tax liabilities generated by its transactions.

ITEM 12. DISTRIBUTION ARRANGEMENTS

(a) Sales Loads. Not applicable.

(b) Rule 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds. Not applicable.

Dated: August 28, 2018

VERPLANCK BALANCED FUND

PART B

VERPLANCK BALANCED FUND

(THE “FUND”)

A SERIES OF

FUNDVANTAGE TRUST

STATEMENT OF ADDITIONAL INFORMATION

August 28, 2018

This Statement of Additional Information (“SAI”) provides information about the Verplanck Balanced Fund (the “Fund”). The Fund is a series of FundVantage Trust (the “Trust”). This SAI is not a prospectus. It should be read in conjunction with the Fund’s current prospectus dated August 28, 2018, as amended or supplemented from time to time (the “Prospectus”). This SAI is incorporated by reference in its entirety into the Prospectus. A copy of the Prospectus and annual reports to shareholders may be obtained without charge, upon request, by writing to the Fund at 4400 Computer Dr., Westborough, MA 01581-1722 or calling the Fund at (844) 741-5050.

ITEM 15. FUND HISTORY

The Trust was organized as a Delaware statutory trust on August 28, 2006. The Trust is a series trust authorized to issue separate series or classes of shares of beneficial interest (“Shares”). The Trust has established the Fund as a separate series of the Trust. This Part B relates only to the Fund. Bank of New York Mellon Asset Management North America Corporation (the “Adviser”) serves as the investment adviser to the Fund.

ITEM 16. DESCRIPTION OF THE FUND AND ITS INVESTMENT AND RISKS

(a) Classification. The Fund is a diversified, open-end management investment company.

(b) Investment Strategies and Risks. The following supplements the information contained in the Prospectus concerning the investment objective and policies of the Fund.

BANK OBLIGATIONS. Bank obligations in which the Fund may invest include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Fund will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements maturing in more than seven days and other illiquid assets.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Bankers’ Acceptances. Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity.

Certificates of Deposit. Certificates of deposit are certificates evidencing the indebtedness of a commercial bank to repay funds deposited with it for a definite period of time (usually from 14 days to one year) at a stated or variable interest rate. Variable rate certificates of deposit provide that the interest rate will fluctuate on designated dates based on changes in a designated base rate (such as the composite rate for certificates of deposit established by the Federal Reserve Bank of New York).

Time Deposits. Time deposits are bank deposits for fixed periods of time. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which may vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

BORROWING. The Fund may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Fund may borrow money from banks for any purpose on a secured basis in an amount up to 33-1/3% of the Fund’s total assets. The Fund may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Fund’s total assets.

Specifically, provisions of the 1940 Act require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Fund’s total assets must maintain continuous asset coverage.

If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, the Fund also may enter into certain transactions, including mortgage dollar rolls, that can be viewed as constituting a form of borrowing or financing transaction by the Fund. To the extent the Fund covers its commitment in a transaction by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Board of Trustees of the Trust, equal in value to the amount of the Fund’s commitment, such an agreement will not be considered a “senior security” by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Borrowing will tend to exaggerate the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The Fund may enter into mortgage dollar rolls and economically similar transactions.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction, the Fund sells a mortgage-related security, such as a security issued by the Government National Mortgage Association (“GNMA”), to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a predetermined price. A dollar roll can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities which are “substantially identical.” To be considered substantially identical, the securities returned to the Fund generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.01% of the initial amount delivered.

The Fund’s obligation under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Fund. To the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Fund’s restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to the Fund’s overall limitations on investments in illiquid securities.

COMMON STOCK. Common stock represents an equity (ownership) interest in a company or other entity. This ownership interest often gives the Fund the right to vote on measures affecting the company’s organization and operations. Although common stocks generally have had a history of long-term growth in value, their prices are often volatile in the short-term and can be influenced by both general market risk and specific corporate risks. Accordingly, the Fund can lose money through its stock investments.

CONVERTIBLE SECURITIES. The Fund may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible. A convertible security is a bond, debenture, note, preferred stock, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund’s ability to achieve its investment objective. The Fund generally would invest in convertible securities for their favorable price characteristics and total return potential and would normally not exercise an option to convert unless the security is called or conversion is forced.

CONTINGENT CONVERTIBLE SECURITIES RISK. Contingent convertible securities are subject to greater levels of credit and liquidity risk than fixed income securities generally. They may rank junior to other creditors in the event of a liquidation or other bankruptcy-related event and become further subordinated as a result of conversion from debt to equity.

CORPORATE DEBT SECURITIES. The Fund’s investments in corporate debt securities are limited to U.S. dollar denominated corporate debt securities of domestic or foreign issuers which, if unrated, are in the Adviser’s opinion comparable in quality to corporate debt securities in which the Fund may invest.

Corporate income producing securities may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

The Fund typically invests in corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) included in the Fixed Income Index. To the extent a corporate debt security is removed from the Fixed Income Index, the Adviser will prudently sell the security.

CYBER SECURITY RISK. The Fund and its service providers are susceptible to operational and information security risks due to cyber security incidents. In general, cyber security incidents can result from deliberate attacks or unintentional events. Cyber security attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber-attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users). Cyber security incidents affecting the Adviser, Transfer Agent or Custodian or other service providers such as financial intermediaries have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, including by interference with the Fund’s ability to calculate its NAV; impediments to trading for the Fund’s portfolio; the inability of fund shareholders to transact business with the Fund; violations of applicable privacy, data security or other laws; regulatory fines and penalties; reputational damage; reimbursement or other compensation or remediation costs; legal fees; or additional compliance costs. Similar adverse consequences could result from cyber security incidents affecting issuers of securities in which the Fund invests, counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. While information risk management systems and business continuity plans have been developed which are designed to reduce the risks associated with cyber security, there are inherent limitations in any cyber security risk management systems or business continuity plans, including the possibility that certain risks have not been identified.

DEBT SECURITIES. Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times.

DERIVATIVE INSTRUMENTS. Derivatives are financial instruments whose value is based on an underlying asset (such as a stock or a bond), an underlying economic factor (such as interest rates) or a market benchmark. The Fund may use derivatives for a number of purposes including managing risk, gaining exposure to various markets in a cost-efficient manner, reducing transaction costs, remaining fully invested and speculating. The Fund may also invest in derivatives with the goal of protecting itself from broad fluctuations in market prices, interest rates or foreign currency exchange rates (a practice known as “hedging”). When hedging is successful, the Fund offsets any depreciation in the value of its portfolio securities by the appreciation in the value of the derivative position. Although techniques other than the sale and purchase of derivatives could be used to control the exposure of the Fund to market fluctuations, the use of derivatives may be a more effective means of hedging this exposure. In the future, to the extent such use is consistent with the Fund’s investment objective and is legally permissible, the Fund may use instruments and techniques that are not presently contemplated, but that may be subsequently developed.

There can be no assurance that a derivative strategy, if employed, will be successful. Because many derivatives have a leverage or borrowing component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself.

Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Accordingly, certain derivative transactions may be considered to constitute borrowing transactions for purposes of the 1940 Act. Such a derivative transaction will not be considered to constitute the issuance of a “senior security” by the Fund, and therefore such transaction will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund, if the Fund covers the transaction or segregates sufficient liquid assets (or such assets are “earmarked” on the Fund’s books) in accordance with the requirements and interpretations of the SEC and its staff. Such segregation or “earmarking” will not limit the Fund’s exposure to loss. The Fund may enter into agreements with broker-dealers that require the broker-dealers to accept physical settlement for certain types of derivatives instruments. If this occurs, the Fund would treat such derivative instruments as being cash settled for purposes of determining the Fund’s coverage requirements.

As a result of certain rules under the Commodity Exchange Act (“CEA”) adopted by the Commodity Futures Trading Commission (“CFTC”), the Fund must either operate within certain guidelines and restrictions with respect to the Fund’s use of futures, and certain swaps, or the Trust or the Adviser will be subject to registration with the CFTC as a “commodity pool operator” (“CPO”). Consistent with the CFTC’s regulations, the Trust, on behalf of the Fund, has filed a notice of exclusion from the definition of the term CPO under the CEA pursuant to CFTC Rule 4.5 and, therefore, the Fund is not subject to registration or regulation as a CPO under the CEA. As a result, the Fund will be limited in its ability to use futures, and certain swaps. Complying with the limitations may restrict the Adviser’s ability to implement the Fund’s investment strategies and may adversely affect the Fund’s performance.

Futures Contracts. A futures contract is an agreement between two parties whereby one party agrees to sell and the other party agrees to buy a specified amount of a financial instrument at an agreed upon price and time. The financial instrument underlying the contract may be a stock, stock index, bond, bond index, interest rate, foreign exchange rate or other similar instrument. Agreeing to buy the underlying financial instrument is called buying a futures contract or taking a long position in the contract. Likewise, agreeing to sell the underlying financial instrument is called selling a futures contract or taking a short position in the contract.

Futures contracts are traded in the United States on commodity exchanges or boards of trade (known as “contract markets”) approved for such trading and regulated by the CFTC. These contract markets standardize the terms, including the maturity date and underlying financial instrument, of all futures contracts.

Unlike other securities, the parties to a futures contract do not have to pay for or deliver the underlying financial instrument until some future date (the delivery date). Contract markets require both the purchaser and seller to deposit “initial margin” with a futures broker, known as a futures commission merchant or custodian bank, when they enter into the contract. Initial margin deposits are typically equal to a percentage of the contract’s value. Initial margin is similar to a performance bond or good faith deposit on a contract and is returned to the depositing party upon termination of the futures contract if all contractual obligations have been satisfied. After they open a futures contract, the parties to the transaction must compare the purchase price of the contract to its daily market value. If the value of the futures contract changes in such a way that a party’s position declines, that party must make additional “variation margin” payments so that the margin payment is adequate. On the other hand, the value of the contract may change in such a way that there is excess margin on deposit, possibly entitling the party that has a gain to receive all or a portion of this amount. This process is known as “marking to the market.” Variation margin does not represent a borrowing or loan by a party but is instead a settlement between the party and the futures broker of the amount one party would owe the other if the futures contract terminated. In computing daily NAV, each party marks to market its open futures positions.

Although the terms of a futures contract call for the actual delivery of and payment for the underlying security, in many cases the parties may close the contract early by taking an opposite position in an identical contract. If the sale price upon closing out the contract is less than the original purchase price, the party closing out the contract will realize a loss. If the sale price upon closing out the contract is more than the original purchase price, the party closing out the contract will realize a gain. Conversely, if the purchase price upon closing out the contract is more than the original sale price, the party closing out the contract will realize a loss. If the purchase price upon closing out the contract is less than the original sale price, the party closing out the contract will realize a gain. The Fund incurs commission expenses when it opens or closes a futures position.

The requirements for qualification as a regulated investment company (a “RIC”) provided under the Internal Revenue Code of 1986, as amended (“IRC”) also may limit the extent to which the Fund may enter into futures contracts. See “Certain Material U.S. Federal Income Tax Considerations.”

Swap Agreements. A swap agreement is a financial instrument that typically involves the exchange of cash flows between two parties on specified dates (settlement dates), where the cash flows are based on agreed-upon prices, rates, indices, etc. The nominal amount on which the cash flows are calculated is called the notional amount. Swap agreements are individually negotiated and structured to include exposure to a variety of different types of investments or market factors, such as interest rates, foreign currency rates, mortgage securities, corporate borrowing rates, security prices or inflation rates.

Swap agreements may increase or decrease the overall volatility of the investments of the Fund and its share price. The performance of swap agreements may be affected by a change in the specific interest rate, currency, or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses.

Generally, swap agreements have a fixed maturity date that will be agreed upon by the parties. The agreement can be terminated before the maturity date under certain circumstances, such as default by one of the parties or insolvency, among others, and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or by other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the swap agreement. The Fund will not enter into any swap agreement unless the Adviser believes that the counterparty to the transaction is creditworthy.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. In order to reduce the risk associated with leveraging, the Fund may cover its current obligations under swap agreements according to guidelines established by the SEC. If the Fund enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Fund’s accrued obligations under the swap agreement over the accrued amount the Fund is entitled to receive under the agreement. If the Fund enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the Fund’s accrued obligations under the swap agreement.

Total Return Swaps. Total return swaps are contracts in which one party agrees to make payments of the total return from a reference instrument which may be a single asset, a pool of assets or an index of assets during a specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying reference instrument. The total return includes appreciation or depreciation on the underlying asset, plus any interest or dividend payments. Payments under the swap are based upon an agreed upon principal amount but, since the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as notional. Total return swaps are marked to market daily using different sources, including quotations from counterparties, pricing services, brokers or market makers. The unrealized appreciation or depreciation related to the change in the valuation of the notional amount of the swap is combined with the amount due to the Fund at termination or settlement. The primary risks associated with total return swaps are credit risks (if the counterparty fails to meet its obligations) and market risk (if there is no liquid market for the swap or unfavorable changes occur to the underlying reference instrument).

Risks of Derivatives. While transactions in derivatives may reduce certain risks, these transactions themselves entail certain other risks. For example, unanticipated changes in interest rates, securities prices or currency exchange rates may result in a poorer overall performance of the Fund than if it had not entered into any derivatives transactions. Derivatives may magnify the Fund’s gains or losses, causing it to make or lose substantially more than it invested.

When used for hedging purposes, increases in the value of the securities the Fund holds or intends to acquire should offset any losses incurred with a derivative. Purchasing derivatives for purposes other than hedging could expose the Fund to greater risks.

Use of derivatives involves transaction costs, which may be significant, and may also increase the amount of taxable income to shareholders.

Correlation of Prices. The Fund’s ability to hedge its securities through derivatives depends on the degree to which price movements in the underlying index or instrument correlate with price movements in the relevant securities. In the case of poor correlation, the price of the securities the Fund is hedging may not move in the same amount, or even in the same direction as the hedging instrument. The Adviser will try to minimize this risk by investing in only those contracts whose behavior they expect to correlate with the behavior of the portfolio securities they are trying to hedge. However, if the Adviser’s prediction of interest and currency rates, market value, volatility or other economic factors is incorrect, the Fund may lose money, or may not make as much money as it expected.

Derivative prices can diverge from the prices of their underlying instruments, even if the characteristics of the underlying instruments are very similar to the derivative. Listed below are some of the factors that may cause such a divergence:

●	Current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract;

●	A difference between the derivatives and securities markets, including different levels of demand, how the instruments are traded, the imposition of daily price fluctuation limits or discontinued trading of an instrument; and

●	Differences between the derivatives, such as different margin requirements, different liquidity of such markets and the participation of speculators in such markets.

Derivatives based upon a narrower index of securities, such as those of a particular industry group, may present greater risk than derivatives based on a broad market index. Since narrower indices are made up of a smaller number of securities, they are more susceptible to rapid and extreme price fluctuations because of changes in the value of those securities. While currency futures and options values are expected to correlate with exchange rates, they may not reflect other factors that affect the value of the investments of the Fund. A currency hedge, for example, should protect a yen-denominated security from a decline in the yen, but will not protect the Fund against a price decline resulting from deterioration in the issuer’s creditworthiness. Because the value of the Fund’s foreign-denominated investments changes in response to many factors other than exchange rates, it may not be possible to match the amount of currency options and futures to the value of the Fund’s investments precisely over time.

Lack of Liquidity. Before a futures contract or option is exercised or expires, the Fund can terminate it only by entering into a closing purchase or sale transaction. Moreover, the Fund may close out a futures contract only on the exchange the contract was initially traded. Although the Fund intends to purchase futures only where there appears to be an active market, there is no guarantee that such a liquid market will exist. If there is no secondary market for the contract, or the market is illiquid, the Fund may not be able to close out its position. In an illiquid market, the Fund: (a) may be required to sell securities to meet its daily margin requirements at a time when it is disadvantageous to do so; (b) may be required to purchase or sell the instrument underlying the contract; (c) may not be able to hedge its investments; and/or (d) may not be able to realize profits or limit its losses.

Derivatives may become illiquid (i.e., difficult to sell at a desired time and price) under a variety of market conditions, including the following examples:

●	An exchange may suspend or limit trading in a particular derivative instrument, an entire category of derivatives or all derivatives, which sometimes occurs because of increased market volatility;

●	Unusual or unforeseen circumstances may interrupt normal operations of an exchange;

●	The facilities of the exchange may not be adequate to handle current trading volume;

●	Equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other occurrences may disrupt normal trading activity; or

●	Investors may lose interest in a particular derivative or category of derivatives.

Management Risk. Successful use of derivatives by the Fund is subject to the ability of the Adviser to forecast stock market and interest rate trends. If the Adviser incorrectly predicts stock market and interest rate trends, the Fund may lose money by investing in derivatives. For example, if the Fund were to write a call option based on the Adviser’s expectation that the price of the underlying security would fall, but the price were to rise instead, the Fund could be required to sell the security upon exercise at a price below the current market price. Similarly, if the Fund were to write a put option based on the Adviser’s expectation that the price of the underlying security would rise, but the price were to fall instead, the Fund could be required to purchase the security upon exercise at a price higher than the current market price.

Pricing Risk. At times, market conditions might make it hard to value some investments, including its derivative positions. For example, if the Fund has valued its securities too high, shareholders may end up paying too much for Fund shares when they buy into the Fund. If the Fund underestimates its price, shareholders may not receive the full market value for their Fund shares when they sell.

Margin. Because of the low margin deposits required upon the opening of a derivative position, such transactions involve an extremely high degree of leverage. Consequently, a relatively small price movement in a derivative may result in an immediate and substantial loss (as well as gain) to the Fund and it may lose more than it originally invested in the derivative.

If the price of a futures contract changes adversely, the Fund may have to sell securities at a time when it is disadvantageous to do so to meet its minimum daily margin requirement. The Fund may lose its margin deposits if a broker-dealer with whom it has an open futures contract or related option becomes insolvent or declares bankruptcy.

Volatility and Leverage. The Fund’s use of derivatives may have a leveraging effect. Leverage generally magnifies the effect of any increase or decrease in value of an underlying asset and results in increased volatility, which means the Fund will have the potential for greater gains, as well as the potential for greater losses, than if the Fund does not use derivative instruments that have a leveraging effect. The prices of derivatives are volatile (i.e., they may change rapidly, substantially and unpredictably) and are influenced by a variety of factors, including, but not limited to: (a) actual and anticipated changes in interest rates; (b) fiscal and monetary policies; and (c) national and international political events. Most exchanges limit the amount by which the price of a derivative can change during a single trading day. Daily trading limits establish the maximum amount that the price of a derivative may vary from the settlement price of that derivative at the end of trading on the previous day. Once the price of a derivative reaches this value, the Fund may not trade that derivative at a price beyond that limit. The daily limit governs only price movements during a given day and does not limit potential gains or losses. Derivative prices have occasionally moved to the daily limit for several consecutive trading days, preventing prompt liquidation of the derivative.

Government Regulation. The regulation of derivatives markets in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, signed into law in 2010, grants significant new authority to the SEC and the CFTC to impose comprehensive regulations on the over-the-counter and cleared derivatives markets. These regulations include, but are not limited to, mandatory clearing of certain derivatives and requirements relating to disclosure, margin and trade reporting. The new law and regulations may negatively impact the Fund by increasing transaction and/or regulatory compliance costs, limiting the availability of certain derivatives or otherwise adversely affecting the value or performance of the derivatives the Fund trades. In addition, the SEC proposed new derivatives rules in December 2015 that could limit the Fund’s use of derivatives, and adversely impact the Fund’s ability to achieve its investment objective. Other potentially adverse regulatory obligations can develop suddenly and without notice.

Tax Risks. The Fund intends to qualify annually to be treated as a RIC under the IRC. To qualify as a RIC under the IRC, the Fund must invest in assets which produce the types of income specified in the IRC (“Qualifying Income”) and diversify its assets in a manner proscribed by the IRC (“Diversification Requirement”). Whether the income from certain derivatives, swaps, commodity-linked derivatives and other commodity/natural resource-related securities is Qualifying Income must be determined on a case-by-case basis, and the Fund will endeavor to ensure that income that is not Qualifying Income will be limited to 10% or less of the Fund’s income. Furthermore, the Internal Revenue Service (“IRS”) may determine that certain derivatives held by the Fund do not generate Qualifying Income. Moreover, even if the derivatives do generate Qualifying Income, the IRS could make determinations about the identity of the issuer or its fair market value that differs from the determination made by the Fund. This could result in the failure by the Fund to diversify their investments in a manner necessary to satisfy the Diversification Requirement. Accordingly, the Fund’s ability to invest in certain derivatives, swaps, commodity-linked derivatives and other commodity/natural resource-related securities may be restricted. Further, if the Fund fails to have enough Qualifying Income or the Fund is considered to fail the Diversification Requirement, it may cause the Fund to fail to qualify as a RIC under the IRC. See “Certain Material U.S. Federal Income Tax Considerations” below for additional information related to these restrictions.

DOLLAR ROLLS. The Fund may enter into dollar roll agreements, which are similar to reverse repurchase agreements. Dollar rolls are transactions in which securities are sold by the Fund for delivery in the current month and the Fund simultaneously contracts to repurchase substantially similar securities on a specified future date. Any difference between the sale price and the purchase price is netted against the interest income foregone on the securities sold to arrive at an implied borrowing rate. Alternatively, the sale and purchase transactions can be executed at the same price, with the Fund being paid a fee as consideration for entering into the commitment to purchase. Dollar rolls may be renewed prior to cash settlement and initially may involve only a firm commitment agreement by the Fund to buy a security. If the broker-dealer to which the Fund sells the security becomes insolvent, the Fund’s right to repurchase the security may be restricted. At the time the Fund enters into a dollar roll, it will place assets in a segregated custodial account such as U.S. Government securities or other liquid, high grade debt securities consistent with the Fund’s investment restrictions having a value equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such equivalent value is maintained.

FIXED INCOME SECURITIES. Fixed income securities include interest-bearing securities, such as corporate debt securities. Interest-bearing securities are investments which promise a stable stream of income, although the prices of fixed rate fixed income securities are inversely affected by changes in interest rates and, therefore, are subject to interest rate risk, as well as the risk of unrelated market price fluctuations. Fixed income securities may have various interest rate payment and reset terms, including fixed rate, floating or adjustable rate, zero coupon, contingent, deferred, payment in kind and auction rate features. Floating rate instruments, the rates of which adjust periodically by reference to another measure, such as the market interest rate, are generally less sensitive to interest rate changes than fixed rate instruments, although the value of floating rate loans and other floating rate securities may decline if their interest rates do not rise as quickly, or as much, as general interest rates or as expected. Certain securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and possibly loss of principal. Certain fixed income securities may be issued at a discount from their face value or purchased at a price less than their stated face amount or at a price less than their issue price plus the portion of “original issue discount” previously accrued thereon, i.e., purchased at a “market discount.” The amount of original issue discount and/or market discount on certain obligations may be significant, and accretion of market discount together with original issue discount, will cause the Fund to realize income prior to the receipt of cash payments with respect to these securities. To maintain its qualification as a RIC and avoid liability for federal income taxes, the Fund may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

Failure of an issuer to make timely interest or principal payments, or a decline or perception of a decline in the credit quality of a fixed income security (known as credit risk), can cause the security’s price to fall, potentially lowering the Fund’s share price. The values of fixed income securities also may be affected by changes in the credit rating of the issuer. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security. Fixed income securities rated below investment grade by the Rating Agencies may be subject to greater risks with respect to the issuing entity and to greater market fluctuations (and not necessarily inversely with changes in interest rates) than certain lower yielding, higher-rated fixed income securities. See “High Yield and Lower-Rated Securities” below for a discussion of those securities and see “Description of Securities Ratings” attached hereto as Appendix A for a general description of the Rating Agencies’ ratings.

As a measure of a fixed income security’s cash flow, duration is an alternative to the concept of “term to maturity” in assessing the price volatility associated with changes in interest rates (known as interest rate risk). Generally, the longer the duration, the more volatility an investor should expect. For example, the market price of a bond with a duration of three years would be expected to decline 3% if interest rates rose 1%. Conversely, the market price of the same bond would be expected to increase 3% if interest rates fell 1%. The market price of a bond with a duration of six years would be expected to increase or decline twice as much as the market price of a bond with a three-year duration. Duration is a way of measuring a security’s maturity in terms of the average time required to receive the present value of all interest and principal payments as opposed to its term to maturity. The maturity of a security measures only the time until final payment is due; it does not take account of the pattern of a security’s cash flows over time, which would include how cash flow is affected by prepayments and by changes in interest rates. Incorporating a security’s yield, coupon interest payments, final maturity and option features into one measure, duration is computed by determining the weighted average maturity of a bond’s cash flows, where the present values of the cash flows serve as weights. In computing the duration of the Fund, the Adviser will estimate the duration of obligations that are subject to features such as prepayment or redemption by the issuer, put options retained by the investor or other imbedded options, taking into account the influence of interest rates on prepayments and coupon flows.

Average weighted maturity is the length of time, in days or years, until the securities held by the Fund, on average, will mature or be redeemed by their issuers. The average maturity is weighted according to the dollar amounts invested in the various securities by the Fund. In general, the longer the Fund’s average weighted maturity, the more its share price will fluctuate in response to changing interest rates. For purposes of calculating average effective portfolio maturity, a security that is subject to redemption at the option of the issuer on a particular date (the “call date”) which is prior to the security’s stated maturity may be deemed to mature on the call date rather than on its stated maturity date. The call date of a security will be used to calculate average effective portfolio maturity when the Adviser reasonably anticipates, based upon information available to it, that the issuer will exercise its right to redeem the security. The Adviser may base its conclusion on such factors as the interest rate paid on the security compared to prevailing market rates, the amount of cash available to the issuer of the security, events affecting the issuer of the security, and other factors that may compel or make it advantageous for the issuer to redeem a security prior to its stated maturity.

When interest rates fall, the principal on certain fixed income securities, including mortgage-backed and certain asset-backed securities (discussed below), may be prepaid. The loss of higher yielding underlying mortgages and the reinvestment of proceeds at lower interest rates can reduce the Fund’s potential price gain in response to falling interest rates, reduce the Fund’s yield, or cause the Fund’s share price to fall. This is known as prepayment risk. Conversely, when interest rates rise, the effective duration of the Fund’s fixed rate mortgage-related and other asset-backed securities may lengthen due to a drop in prepayments of the underlying mortgages or other assets. This is known as extension risk and would increase the Fund’s sensitivity to rising interest rates and its potential for price declines.

U.S. Government Securities. U.S. Government securities are issued or guaranteed by the U.S. Government or its agencies or instrumentalities. U.S. Government securities include Treasury bills, Treasury notes and Treasury bonds, which differ in their interest rates, maturities and times of issuance. Treasury bills have initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government currently provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. A security backed by the Treasury or the full faith and credit of the United States is guaranteed only as to timely payment of interest and principal when held to maturity. Neither the market value nor a Fund’s share price is guaranteed.

Many states grant tax-free status to dividends paid to shareholders of the Fund from interest income earned by the Fund from direct obligations of the U.S. Government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in securities issued by the GNMA or FNMA, bankers’ acceptances, commercial paper and repurchase agreements collateralized by U.S. Government securities do not generally qualify for tax-free treatment.

On August 5, 2011, S&P lowered its long-term sovereign credit rating for the United States of America to “AA+” from “AAA.” The value of shares of the Fund that may invest in U.S. Government obligations may be adversely affected by S&P’s downgrade or any future downgrades of the U.S. Government’s credit rating. While the long-term impact of the downgrade is uncertain, it could, for example, lead to increased volatility in the short-term.

FOREIGN CURRENCY EXCHANGE-RELATED SECURITIES.

Performance Indexed Paper. Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

ILLIQUID SECURITIES. The Fund may not knowingly invest more than 15% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days at approximately the value at which they are being carried on the Fund’s books. The Board of Trustees has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board of Trustees has delegated the function of making day to day determinations of liquidity to the Adviser, pursuant to guidelines approved by the Board of Trustees. The Adviser will monitor the liquidity of securities held by the Fund and report periodically on such decisions to the Board of Trustees. If the limitations on illiquid securities are exceeded, other than by a change in market values, the condition will be reported by the Adviser to the Board of Trustees. Illiquid securities would generally include repurchase agreements with notice/termination dates in excess of seven days and certain securities which are subject to trading restrictions because they are not registered under the Securities Act of 1933, as amended (the “1933 Act”). External market conditions may impact the liquidity of portfolio securities and may cause the Fund to sell or divest certain illiquid securities in order to comply with its limitation on holding illiquid securities, which may result in realized losses to the Fund.

INVESTMENT COMPANY SECURITIES AND EXCHANGE-TRADED FUNDS. The Fund may invest in investment company securities issued by open-end and closed-end investment companies, including exchange-traded funds (“ETFs”). Such investments are subject to limitations prescribed by the 1940 Act, unless an SEC exemption is applicable, or as may be permitted by rules under the 1940 Act or SEC staff interpretations thereof. The 1940 Act limitations currently provide, in part, that the Fund may not purchase shares of an investment company if (a) such a purchase would cause the Fund to own in the aggregate more than 3% of the total outstanding voting stock of the investment company or (b) such a purchase would cause the Fund to have more than 5% of its total assets invested in the investment company or (c) more than 10% of the Fund’s total assets would be invested in the aggregate in all investment companies. As a shareholder in an investment company, the Fund would bear its pro-rata portion of the investment company’s expenses, including advisory fees, in addition to its own expenses. Although the 1940 Act restricts investments by registered investment companies in the securities of other investment companies, registered investment companies are permitted to invest in certain ETFs beyond the limits set forth in Section 12(d)(1), subject to certain terms and conditions set forth in a SEC exemptive order issued to such ETFs, including that such investment companies enter into an agreement with such ETF. Set forth below is additional information about the manner in which ETFs generally operate and the risks associated with an investment in ETFs.

The Fund generally expects to purchase shares of ETFs through broker-dealers in transactions on a securities exchange, and in such cases the Fund will pay customary brokerage commissions for each purchase and sale. Shares of an ETF may also be acquired by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit, with the ETF’s custodian, in exchange for which the ETF will issue a quantity of new shares sometimes referred to as a “creation unit.” Similarly, shares of an ETF purchased on an exchange may be accumulated until they represent a creation unit, and the creation unit may be redeemed in kind for a portfolio of the underlying securities (based on the ETF’s NAV) together with a cash payment generally equal to accumulated dividends as of the date of redemption. The Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities (and any required cash) to purchase creation units, if the Adviser believes it is in the Fund’s interest to do so. The Fund’s ability to redeem creation units may be limited by the 1940 Act, which provides that an ETF will not be obligated to redeem shares held by the Fund in an amount exceeding one percent of such ETF’s total outstanding securities during any period of less than 30 days.

Termination Risk. There is a risk that ETFs in which the Fund invests may terminate due to extraordinary events. For example, any of the service providers to ETFs, such as the trustee or sponsor, may close or otherwise fail to perform their obligations to the ETF, and the ETF may not be able to find a substitute service provider. Also, the ETFs may be dependent upon licenses to use the various indices as a basis for determining their compositions and/or otherwise to use certain trade names. If these licenses are terminated, ETFs may also terminate or experience a disruption in its activities. In addition, an ETF may terminate if its net assets fall below a certain amount. Although the Adviser believes that, in the event of the termination of an ETF, the Fund will be able to invest instead in shares of an alternate ETF tracking the same market index or another index covering the same general market, there can be no assurance that shares of an alternate ETF would be available for investment at that time.

Mid-Cap Risk. Mid-capitalization companies may be subject to more abrupt or erratic market movements than securities of larger, more established companies. Generally the smaller the company size, the greater the risk. Mid-capitalization companies may have limited product lines or financial resources, or may be dependent upon a small or inexperienced management group and their securities may trade less frequently and in lower volume than the securities of larger companies, which could lead to higher transaction costs.

MONEY MARKET FUNDS. The Fund may invest in the securities of money market mutual funds. Such investments are subject to limitations prescribed by the 1940 Act, the rules thereunder and applicable SEC staff interpretations thereof, or applicable exemptive relief granted by the SEC. (See “Investment Company Securities and Exchange Traded Funds” above.)

MORTGAGE-RELATED SECURITIES AND ASSET-BACKED SECURITIES. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” The Fund may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

The 2008 financial downturn – particularly the increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment – has adversely affected the market for mortgage-related securities. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors have caused certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. Government will take further action to support the mortgage-related securities industry, as it has in the past, should the economic downturn continue or the economy experience another downturn. Further, recent legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that the Fund could realize losses on mortgage- related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage- related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). FNMA is a government sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage- backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

In addition, in a February 2011 report to Congress from the Treasury Department and the Department of Housing and Urban Development, the Obama administration provided a plan to reform America’s housing finance market. The plan would reduce the role of and eventually eliminate FNMA and FHLMC. Notably, the plan does not propose similar significant changes to GNMA, which guarantees payments on mortgage-related securities backed by federally insured or guaranteed loans such as those issued by the Federal Housing Association or guaranteed by the Department of Veterans Affairs. The report also identified three proposals for Congress and the administration to consider for the long-term structure of the housing finance markets after the elimination of FNMA and FHLMC, including implementing: (i) a privatized system of housing finance that limits government insurance to very limited groups of creditworthy low- and moderate-income borrowers; (ii) a privatized system with a government backstop mechanism that would allow the government to insure a larger share of the housing finance market during a future housing crisis; and (iii) a privatized system where the government would offer reinsurance to holders of certain highly-rated mortgage-related securities insured by private insurers and would pay out under the reinsurance arrangements only if the private mortgage insurers were insolvent.

Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools.

However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, the Adviser determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. The Fund will not purchase mortgage-related securities or any other assets which in the opinion of the Adviser are illiquid if, as a result, more than 15% of the value of the Fund’s net assets will be illiquid.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage- related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Fund may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Fund’s industry concentration restrictions, set forth below under “Investment Limitations,” by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Fund takes the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. Therefore, the Fund may invest more or less than 25% of its total assets in privately issued mortgage-related securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.

In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage-backed or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Fund may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass- through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to the Fund’s limitations on investment in illiquid securities.

Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Debt Obligations. The Fund may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Part B and the Fund’s Prospectus (e.g., interest rate risk and default risk), CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans, and student loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement. Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

Consistent with its investment objectives and policies, the Fund also may invest in other types of asset-backed securities.

PARTICIPATION INTERESTS. The Fund may invest in participation interests in fixed income securities. A participation interest provides the certificate holder with a specified interest in an issue of fixed income securities. Some participation interests give the holders differing interests in the underlying securities, depending upon the type or class of certificate purchased. For example, coupon strip certificates give the holder the right to receive a specific portion of interest payments on the underlying securities; principal strip certificates give the holder the right to receive principal payments and the portion of interest not payable to coupon strip certificate holders. Holders of certificates of participation in interest payments may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction. Asset-backed residuals represent interests in any excess cash flow remaining after required payments of principal and interest have been made.

More complex participation interests involve special risk considerations. Since these instruments have only recently been developed, there can be no assurance that any market will develop or be maintained for the instruments. Generally, the fixed income securities that are deposited in trust for the holders of these interests are the sole source of payments on the interests; holders cannot look to the sponsor or trustee of the trust or to the issuers of the securities held in trust or to any of their affiliates for payment.

Participation interests purchased at a discount may experience price volatility. Certain types of interests are sensitive to fluctuations in market interest rates and to prepayments on the underlying securities. A rapid rate of prepayment can result in the failure to recover the holder’s initial investment.

The extent to which the yield to maturity of a participation interest is sensitive to prepayments depends, in part, upon whether the interest was purchased at a discount or premium, and if so, the size of that discount or premium. Generally, if a participation interest is purchased at a premium and principal distributions occur at a rate faster than that anticipated at the time of purchase, the holder’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a participation interest is purchased at a discount and principal distributions occur at a rate faster than that assumed at the time of purchase, the investor’s actual yield to maturity will be higher than that assumed at the time of purchase.

Participation interests in pools of fixed income securities backed by certain types of debt obligations involve special risk considerations. The issuers of securities backed by automobile and truck receivables typically file financing statements evidencing security interests in the receivables, and the servicers of those obligations take and retain custody of the obligations. If the servicers, in contravention of their duty to the holders of the securities backed by the receivables, were to sell the obligations, the third party purchasers could acquire an interest superior to the interest of the security holders. Also, most states require that a security interest in a vehicle must be noted on the certificate of title and the certificate of title may not be amended to reflect the assignment of the lender’s security interest. Therefore, the recovery of the collateral in some cases may not be available to support payments on the securities. Securities backed by credit card receivables are generally unsecured, and both Federal and state consumer protection laws may allow set-offs against certain amounts owed.

PREFERRED STOCK. The Fund may invest in preferred stocks. Preferred stock has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar stated yield characteristics. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.

REAL ESTATE SECURITIES AND RELATED DERIVATIVES. The Fund may gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”) and common, preferred and convertible securities of issuers in real estate-related industries. Each of these types of investments are subject to risks similar to those associated with direct ownership of real estate, including loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, variations in market value and possible environmental liabilities. The Fund may also invest in rights or warrants to purchase income-producing common and preferred shares of issuers in real estate-related industries. It is anticipated that substantially all of the equity securities of issuers in real estate-related industries in which the Fund intends to invest will be traded on a national securities exchange or in the over-the-counter market.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Fund, when investing in REITs, will bear its proportionate share of the costs of the REITs’ operations.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not diversified and are heavily dependent on cash flow. REITs can be listed and traded on national securities exchanges or can be traded privately between individual owners.

RESTRICTED SECURITIES. As a non-fundamental policy the Fund may not invest in restricted securities. Restricted securities are securities that may not be sold to the public without registration under the 1933 Act or an exemption from registration.

U.S. GOVERNMENT OBLIGATIONS. The Fund may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Although all obligations of such agencies and instrumentalities are not direct obligations of the U.S. Treasury, the U.S. Government generally directly or indirectly backs payment of the interest and principal on these obligations. This support can range from securities supported by the full faith and credit of the United States (for example, GNMA securities) to securities that are supported solely or primarily by the creditworthiness of the issuer, such as securities of the FNMA, the FHLMC, the Tennessee Valley Authority, Federal Farm Credit Banks and Federal Home Loan Banks. In the case of obligations not backed by the full faith and credit of the United States, the Fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Whether backed by full faith and credit of the U.S. Treasury or not, U.S. Government obligations are not guaranteed against price movements due to fluctuating interest rates.

VARIABLE AND FLOATING RATE SECURITIES. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

The Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Fund may also invest in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of IOs and POs.

RIGHTS OFFERINGS AND WARRANTS TO PURCHASE SECURITIES. The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

WHEN-ISSUED, DELAYED DELIVERY AND FORWARD COMMITMENT TRANSACTIONS. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. When such purchases are outstanding, the Fund will segregate or “earmark” until the settlement date assets determined to be liquid by the Adviser in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations and takes such fluctuations into account when determining its NAV. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund’s other investments. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Fund has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity or could suffer a loss. The Fund may dispose of or renegotiate a transaction after it is entered into and may sell when-issued, delayed delivery or forward commitment securities before they are delivered, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis.

ZERO COUPON BONDS. The Fund may invest in zero coupon bonds of governmental or private issuers that generally pay no interest to their holders prior to maturity. Since zero coupon bonds do not make regular interest payments, they allow an issuer to avoid the need to generate cash to meet current interest payments and may involve greater credit risks than bonds paying interest currently. The IRC requires that the Fund accrue income on zero coupon bonds for each taxable year, even though no cash has been paid on the bonds, and generally requires the Fund to distribute such income (net of deductible expenses, if any) to avoid being subject to tax and continue to maintain its status as a RIC under the IRC. Because no cash is generally received at the time of accrual, the Fund may be required to sell investments (even if such sales are not advantageous) to obtain sufficient cash to satisfy the federal tax distribution requirements applicable to the Fund under the IRC. See “Certain Material U.S. Federal Income Tax Considerations” below for additional information.

(c) Fund Policies. The Fund has adopted the investment limitations set forth below. Except with respect to the asset coverage requirement under Section 18(f)(1) of the 1940 Act with respect to borrowing, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Fund or the Fund’s assets or redemptions of shares will not be considered a violation of the limitation. The asset coverage requirement under Section 18(f)(1) of the 1940 Act with respect to borrowings is an ongoing requirement.

Fundamental Policies. The following fundamental policies apply to the Fund and the Board of Trustees may not change them without the approval of the holders of a majority of the Fund’s shares. For these purposes, a “majority” of shares means shares representing the lesser of (1) 67% or more of the Fund’s net assets voted, so long as shares representing more than 50% of the Fund’s net assets are present or represented by proxy or (2) more than 50% of the Fund’s net assets.

1.	Borrowing. The Fund may borrow money only as permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

2.	Commodities. The Fund may invest in commodities only as permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

3.	Diversification. With respect to 75% of its total assets, the Fund may not (1) purchase more than 10% of the outstanding voting securities of any one issuer or (2) purchase securities of any issuer if, as a result, more than 5% of the Fund’s total assets would be invested in that issuer’s securities. This limitation does not apply to obligations of the U.S. government or its agencies or instrumentalities.

3.	Industry Concentration. The Fund will not concentrate its investments in the securities of issuers whose principal business activities are in the same industry, except as may be necessary to approximate the composition of its target index.

4.	Loans. The Fund may make loans to another person only as permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

5.	Real Estate. The Fund may not invest directly in real estate unless it is acquired as a result of ownership of securities or other instruments. This restriction shall not prevent the Fund from investing in securities or other instruments (1) issued by companies that invest, deal, or otherwise engage in transactions in real estate or (2) backed or secured by real estate or interests in real estate.

6.	Senior Securities. The Fund may not issue senior securities except as permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

7.	Underwriting. The Fund may not act as an underwriter of another issuer’s securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the 1933 Act, in connection with the purchase and sale of portfolio securities.

With respect to limitation 6 above, to the extent that the Fund invests in any instrument that may otherwise be deemed to constitute the issuance of a senior security by the Fund, the Fund will either: (1) earmark or set aside cash or liquid securities in a segregated account with the custodian in accordance with the interpretive positions of the SEC staff; or (2) hold securities or other options or futures contracts whose values are expected to offset (“cover”) its obligations thereunder. Securities, currencies, or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets.

Non-fundamental Policy. The following non-fundamental policy applies to the Fund and the Board of Trustees may change the policy without shareholder approval:

Restricted Securities. The Fund may not invest in restricted securities, which are are securities that may not be sold to the public without registration under the 1933 Act or an exemption from registration, including securities eligible for resale pursuant to Rule 144A.

(d) Temporary Defensive Positions. The Fund may, without limit, invest in U.S. Government securities, commercial paper and other money market instruments, money market funds, cash, or cash equivalents in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Fund will be unable to achieve its investment objective.

(e) Portfolio Turnover. The Fund has not yet commenced operations.

(f) Disclosure of Portfolio Holdings. As required by the federal or state securities laws, including the 1940 Act, the Fund will disclose portfolio holdings in applicable regulatory filings, including shareholder reports, reports on Form N-CSR, Form N-Q or such other filings, reports or disclosure documents as the applicable regulatory authorities may require.

The Board of Trustees has adopted policies and procedures regarding the selective disclosure of portfolio securities holdings. The policies and procedures are designed to allow disclosure of the Fund’s holdings information where it is deemed appropriate for the Fund’s operations or it is determined to be useful to the Fund’s shareholders without compromising the integrity or performance of the Fund. Except when there are legitimate business purposes for selective disclosure of the Fund’s holdings, the Fund will not provide or permit others to provide information about the Fund’s holdings on a selective basis. The Board of Trustees provides ongoing oversight of the Trust’s policies and procedures and compliance with such policies and procedures. As part of this oversight function, the Trustees receive from the Trust’s Chief Compliance Officer (“CCO”) as necessary, reports on compliance with these policies and procedures. In addition, the Trustees receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Fund, and any changes thereto, and an annual review of the operation of the policies and procedures. Any deviation to this policy as well as any corrective action undertaken to address such deviations must be reported to the Trust’s Board, at its next quarterly Board of Trustees’ meeting or sooner, as determined by the Trust’s CCO. After any portfolio holdings information becomes publicly available (by posting on the website or otherwise); it may be mailed, e-mailed or otherwise transmitted to any person.

The following disclosures of aggregate, composite or descriptive information about the Fund or its portfolio holdings are not subject to the Trust’s policy on selective disclosure of portfolio information: (i) descriptions of allocations among classes, geographic regions, countries, industries or sectors; (ii) aggregated data such as average or median ratios or market capitalization; (iii) performance attribution by class, geographic region, country, industry or sector; (iv) aggregated risk statistics; (v) listing of top holdings without any reference to the amount of the Fund’s holdings; and (vi) such other information that, in the opinion of the CCO or designee, does not present material risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading of the Fund.

The Board of Trustees of the Trust, a committee thereof, or an officer designated by the Board, may, in limited circumstances, permit other selective disclosure of portfolio holdings subject to a confidentiality agreement and/or trading restrictions.

The Fund may distribute or authorize the distribution of information about its holdings to the Fund’s, or its Adviser’s employees and affiliates that provide services to the Fund. The Fund may also distribute or authorize the distribution of information about the Fund’s holdings to the Fund’s service providers who require access to the information: (i) in order to fulfill their contractual duties relating to the Fund; (ii) to facilitate the transition of a newly hired Adviser prior to the commencement of its duties; (iii) for the purpose of due diligence regarding a merger or acquisition; or (iv) for the purpose of effecting in-kind redemption of securities to facilitate orderly redemption of the Fund’s assets and minimize impact on remaining shareholders of the Fund.

Each of the following third parties has been approved to receive portfolio holdings information: (i) the Fund’s administrator and accounting agent; (ii) the Fund’s independent registered public accounting firm, for use in providing audit opinions; (iii) financial printers, solely for the purpose of preparing the Fund’s reports or regulatory filings; (iv) the Fund’s custodian in connection with its custody of the Fund’s assets; or (v) Institutional Shareholder Services Inc. (“ISS”), the proxy voting service. Information may be provided to these parties at any time so long as each of these parties is contractually and ethically prohibited from sharing the Fund’s portfolio holding information without specific authorization. The Adviser and service providers have also established procedures to ensure that the Fund’s portfolio holdings information is only disclosed in accordance with these policies.

Under no circumstances may the Fund, or the Adviser or their affiliates receive any consideration or compensation for disclosing portfolio holdings information.

(g) Money Market Fund Material Events. Not applicable.

ITEM 17. MANAGEMENT OF THE FUND

(a) Management Information. The following tables present certain information regarding the Board of Trustees and officers of the Trust. None of the Trustees are an “interested person” of the Trust, the Adviser, another investment adviser of a series of the Trust, or Foreside Funds Distributors LLC, the principal underwriter of the Trust (the “Underwriter”) within the meaning of the 1940 Act and each Trustee is referred to as an “Independent Trustee” and is listed under such heading below. Employees of certain service providers to the Trust serve as officers of the Trust; such persons are not compensated by the Fund or the Trust. The address of each Trustee and officer as it relates to the Trust’s business is 301 Bellevue Parkway, 2nd Floor, Wilmington, DE 19809.

Name and Date of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Funds in Trust Complex Overseen by Trustee	Other Directorships Held by Trustee

INDEPENDENT TRUSTEES

Robert J. Christian Date of Birth: 2/49	Trustee and Chairman of the Board	Shall serve until death, resignation or removal. Trustee and Chairman since 2007.	Retired since February 2006; Executive Vice President of Wilmington Trust Company from February 1996 to February 2006; President of Rodney Square Management Corporation (“RSMC”) (investment advisory firm) from 1996 to 2005; Vice President of RSMC from 2005 to 2006.	41	Optimum Fund Trust (RIC with 6 portfolios).

Iqbal Mansur Date of Birth: 6/55	Trustee	Shall serve until death, resignation or removal. Trustee since 2007.	University Professor, Widener University.	41	None.

Nicholas M. Marsini, Jr. Date of Birth: 8/55	Trustee	Shall serve until death, resignation or removal. Trustee since 2016.	Retired since March 2016. President of PNC Bank Delaware from June 2011 to March 2016; Executive Vice President Finance of BNY Mellon from July 2010 to January 2011; Executive Vice President and Chief Financial Officer of PNC Global Investment Servicing from September 1997 to July 2010.	41	Brinker Capital Destinations Trust (RIC with 10 portfolios).

Name and Date of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Funds in Trust Complex Overseen by Trustee	Other Directorships Held by Trustee
Stephen M. Wynne Date of Birth: 1/55	Trustee	Shall serve until death, resignation or removal. Trustee since 2009.	Retired since December 2010; Chief Executive Officer of US Funds Services, BNY Mellon Asset Servicing from July 2010 to December 2010; Chief Executive Officer of PNC Global Investment Servicing from March 2008 to July 2010; President, PNC Global Investment Servicing from 2003 to 2008.	41	Copeland Trust (RIC with 2 portfolios).

Nancy B. Wolcott Date of Birth: 11/54	Trustee	Shall serve until death, resignation or removal. Trustee since 2011.	Retired since May 2014; EVP, Head of GFI Client Service Delivery, BNY Mellon from January 2012 to May 2014; EVP, Head of US Funds Services, BNY Mellon from July 2010 to January 2012; President of PNC Global Investment Servicing from 2008 to July 2010; Chief Operating Officer of PNC Global Investment Servicing from 2007 to 2008; Executive Vice President of PFPC Worldwide Inc. from 2006 to 2007.	41	Lincoln Variable Trust Products Trust (registered investment company with 92 portfolios)

EXECUTIVE OFFICERS

Name and Date of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Joel L. Weiss Date of Birth: 1/63	President and Chief Executive Officer	Shall serve until death, resignation or removal. Officer since 2007.	President of JW Fund Management LLC since June 2016; Vice President and Managing Director of BNY Mellon Investment Servicing (US) Inc. and predecessor firms from 1993 to June 2016.

T. Richard Keyes Date of Birth: 1/57	Treasurer and Chief Financial Officer	Shall serve until death, resignation or removal. Officer since 2016.	President of TRK Fund Consulting LLC since July 2016; Head of Tax — U.S. Fund Services of BNY Mellon Investment Servicing (US) Inc. and predecessor firms from February 2006 to July 2016.

Vincenzo A. Scarduzio Date of Birth: 4/72	Secretary	Shall serve until death, resignation or removal. Officer since 2012.	Director and Vice President Regulatory Administration of BNY Mellon Investment Servicing (US) Inc. and predecessor firms since 2001.

David C. Lebisky Date of Birth: 5/72	Chief Compliance Officer and Anti-Money Laundering Officer	Shall serve until death, resignation or removal. Officer since 2015.	President of Lebisky Compliance Consulting LLC since October 2015; Senior Consultant, Freeh Group International Solutions, LLC (a global risk management firm) since 2015; Scotia Institutional Investments US, LP, Director of Regulatory Administration from 2010 to 2014.

(b) Leadership Structure and Responsibilities of the Board and its Committees. The basic responsibilities of the Trustees are to monitor the Trust and its funds’ financial operations and performance, oversee the activities and legal compliance of the Adviser and other major service providers, keep themselves informed, including the particular aspects of this Fund, and exercise their business judgment in making decisions important to the Trust’s proper functioning based on what the Trustees reasonably believe to be in the best interests of the shareholders. The Board of Trustees is comprised of five individuals, each of whom is an Independent Trustee. The Board of Trustees meets multiple times during the year (but at least quarterly) to review the investment performance of the Fund and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements.

The Board of Trustees has appointed an Independent Trustee to serve in the role of Chairman. The Chairman’s primary role is to participate in the preparation of the agenda for meetings of the Board of Trustees and the identification of information to be presented to the Board of Trustees with respect to matters to be acted upon by the Board of Trustees. The Chairman also presides at all meetings of the Board of Trustees and acts as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairman may perform such other functions as may be requested by the Board of Trustees from time to time. Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust or By-Laws, the designation of Chairman does not impose on such Independent Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board of Trustees, generally.

Each Trustee was appointed to serve on the Board of Trustees because of his or her experience, qualifications, attributes and/or skills as set forth in the subsection “Trustee Qualifications,” below. Based on a review of the Board of Trustees and its function, the Trustees have determined that the leadership structure of the Board of Trustees is appropriate and that the Board of Trustees’ role in the risk oversight of the Trust, as discussed below, allows the Board of Trustees to effectively administer its oversight function.

The Board of Trustees has an Audit Committee and a Nominating and Governance Committee. The responsibilities of each committee and its members are described below.

AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Mansur, Marsini and Wynne, each of whom is an Independent Trustee. Mr. Wynne serves as the chairman of the Audit Committee. The Board of Trustees has adopted a written charter (the “Audit Committee Charter”) for the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility, among others, to: (1) select the Trust’s independent registered public accountants; (2) review and approve the scope of the independent registered public accountants’ audit activity; (3) oversee the audit process of the financial statements which are the subject of the independent registered public accountants’ certifications; and (4) review with such independent registered public accountants the adequacy of the Trust’s basic accounting system and the effectiveness of the Trust’s internal accounting controls. The Audit Committee meets at least two times per year. The Audit Committee met five times during the fiscal year ended April 30, 2018.

NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee is comprised of Messrs. Mansur, Marsini and Ms. Wolcott. Mr. Mansur serves as the chairman of the Nominating and Governance Committee. The Board of Trustees has adopted a written charter for the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for formulating a statement of corporate governance; assessing the size, structure and composition of the Board of Trustees; determining trustee qualification guidelines as well as compensation, insurance and indemnification of Trustees; identifying Trustee candidates; oversight of Board of Trustees self-evaluations; reviewing certain regulatory and corporate matters of the Trust; and identifying, from time to time, qualified candidates to serve as the CCO for the Trust. The Nominating and Governance Committee meets at least once a year. The Nominating and Governance Committee met two times during the fiscal year ended April 30, 2018. The Nominating and Governance Committee identifies potential nominees in accordance with its Statement of Policy on Qualifications for Board of Trustees Membership. The Nominating and Governance Committee will consider nominee candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee as nominee candidates may do so by submitting a written recommendation to the Secretary of the Trust at: 301 Bellevue Parkway, 2nd Floor, Wilmington, DE 19809. Submissions must include sufficient biographical information concerning the recommended individual, including age, at least ten years of employment history with employer names and a description of the employer’s business, and a list of board memberships (if any).

The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Trustees and to serve if elected. Recommendations must be received in a sufficient time, as determined by the Nominating and Governance Committee in its sole discretion, prior to the date proposed for the consideration of nominee candidates by the Board of Trustees. Upon the written request of shareholders holding at least a 5% interest in the Trust’s shares in the aggregate, the Secretary shall present to any special meeting of shareholders such nominees for election as trustees as specified in such written request.

TRUSTEE QUALIFICATIONS. The following is a brief discussion of the experience, qualifications, attributes and/or skills that led to the Board of Trustees’ conclusion that each individual identified below is qualified to serve as a Trustee of the Trust.

The Board of Trustees believes that the Trustees’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Adviser, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support the conclusion that each Trustee is qualified to serve as a Trustee of the Trust. In addition, the following specific experience, qualifications, attributes and/or skills apply as to each Trustee: Mr. Marsini is the former President of PNC Bank Delaware, former Executive Vice President of Finance of BNY Mellon and former Chief Financial Officer of PNC Global Investment Servicing; Mr. Wynne is the former Chief Executive Officer of Global Financial Institutions Client Service Delivery, BNY Mellon Asset Servicing, a provider of transfer agency, accounting and administrative services to mutual funds, former Head of US Funds Services, BNY Mellon Asset Servicing and former Chief Executive Officer of PNC Global Investment Servicing; Ms. Wolcott is the former Executive Vice President of US Funds Services, BNY Mellon Servicing and former Executive Vice President of PNC Global Investment Servicing; Mr. Christian served as the Executive Vice President of Wilmington Trust and currently serves as the Trustee to other mutual fund complexes; and Mr. Mansur is a Professor of Finance, School of Business Administration, at Widener University.

In its periodic self-assessment of the effectiveness of the Board of Trustees, the Board of Trustees considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board of Trustees’ overall composition so that the Board of Trustees, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Trust and its funds. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Trustees do not constitute holding out the Board of Trustees or any Trustee as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board of Trustees as a whole than would otherwise be the case.

RISK OVERSIGHT. Through its direct oversight role, and indirectly through its Committees, of officers and service providers, the Board of Trustees performs a risk oversight function for the Trust and its funds consisting, among other things, of the following activities: (1) at regular and special Board of Trustees meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Trust and its funds; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Trust; (3) meeting with the portfolio management team to review investment strategies, techniques, and the processes used to manage related risks; (4) meeting with representatives of key service providers, including the investment advisers, administrator, the distributor, the transfer agent, the custodian, and the independent registered public accounting firms of the funds, to review and discuss the activities of the Trust and its funds and to provide direction with respect thereto; and (5) engaging the services of the Chief Compliance Officer of the Trust to test the compliance procedures of the Trust and its service providers.

SECURITY AND OTHER INTERESTS. The following table sets forth the equity securities in the Fund and in all registered investment companies overseen by the Trustees within the Trust Complex that the Trustees beneficially owned as of December 31, 2017.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee within the Family of Investment Companies
Independent Trustees
Robert J. Christian	None	Over $100,000
Iqbal Mansur	None	Over $100,000
Nicholas M. Marsini, Jr.	None	None
Stephen M. Wynne	None	$50,001 - $100,000
Nancy B. Wolcott	None	None

As of December 31, 2017, none of the Independent Trustees, or any of their immediate family members (i.e., spouse or dependent children) served as an officer, director or was an employee of the Trust, the Adviser or the Underwriter, or of any of their respective affiliates. Nor do any of such persons serve as an officer or director or is an employee of any company controlled by or under common control with such entities. Additionally, as of the same date, none of the Independent Trustees or any of their immediate family members (i.e., spouse or dependent children) owned beneficially or of record any interest in the Adviser or the Underwriter, or in any person directly or indirectly controlling, controlled by, or under common control with such entities.

(c) Compensation. In addition to the fees below, the Trust reimburses the Trustees for their related business expenses. The following table sets forth the aggregate compensation paid to each of the Trustees for the fiscal year ended April 30, 2018.

Name of Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of the Trust’s Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Trust Complex
Robert J. Christian	$113,250	$0	$0	$113,250
Iqbal Mansur	$104,000	$0	$0	$104,000
Nicholas M. Marsini, Jr.	$102,000	$0	$0	$102,000
Nancy B. Wolcott	$100,750	$0	$0	$100,750
Stephen M. Wynne	$107,500	$0	$0	$107,500

(d) Sales Loads. Not applicable.

(e) Code of Ethics. In accordance with Rule 17j-1 of the 1940 Act, each of the Trust and the Adviser has adopted a code of ethics (each, a “Code” and together, the “Codes”). The Codes are intended to prohibit or restrict transactions that may be deemed to create a conflict of interest among the Adviser or the Trust. Each Code identifies the specific employees, officers, or other persons who are subject thereto and all are required to abide by the provisions thereunder. Persons covered under the Codes may engage in personal trading for their own accounts, including securities that may also be purchased or held or traded by the Fund under certain circumstances.

Under the Code adopted by the Trust, personal trading is subject to specific restrictions, limitations, guidelines, and other conditions. Under the Code adopted by the Adviser, personal trading is subject to pre-clearance and other conditions set forth in its Code. On an annual basis or whenever deemed necessary, the Board of Trustees reviews reports regarding all of the Codes including information about any material violations of the Codes. The Codes are on public file as exhibits to the Trust’s registration statement with the SEC.

(f) Proxy Voting Policies. The Board of Trustees has adopted the Adviser’s proxy voting procedures and has delegated the responsibility for exercising the voting rights associated with the securities purchased and/or held by the Fund to the Adviser, subject to the Board of Trustees’ continuing oversight.

The Adviser has adopted the proxy voting policy and voting guidelines of The Bank of New York Mellon Corporation’s Proxy Voting and Governance Committee (the “Committee”) which are applied to those client accounts over which it has been delegated the authority to vote proxies. Under this policy, the Committee permits member firms (such as the Adviser) to consider specific interests and issues and cast votes differently from the collective vote of the Committee where the member firm determines that a different vote is in the best interests of the affected account(s). In voting proxies, the Adviser takes into account long-term economic value as we evaluate issues relating to corporate governance, including structures and practices, the nature of long-term business plans, including sustainability policies and practices to address environmental and social factors that are likely to have an impact on shareholder value, and other financial and non-financial measures of corporate performance.

The Adviser will carefully review proposals that would limit shareholder control or could affect the value of a client’s investment. It will generally oppose proposals designed to insulate an issuer’s management unnecessarily from the wishes of a majority of shareholders. It will generally support proposals designed to provide management with short-term insulation from outside influences so as to enable management to negotiate effectively and otherwise achieve long-term goals. On questions of social responsibility where economic performance does not appear to be an issue, the Adviser will attempt to ensure that management reasonably responds to the social issues. Responsiveness will be measured by management’s efforts to address the proposal including, where appropriate, assessment of the implications of the proposal to the ongoing operations of the company. The Adviser will pay particular attention to repeat issues where management has failed in its commitment in the intervening period to take action on issues.

The Adviser recognizes its duty to vote proxies in the best interests of its clients. The Adviser seeks to avoid material conflicts of interest through its participation in the Committee, which applies detailed, predetermined proxy voting guidelines in an objective and consistent manner across client accounts, based on internal and external research and recommendations provided by a third-party vendor, and without consideration of any client relationship factors. Further, the Adviser and its affiliates engage a third party as an independent fiduciary to vote all proxies for BNY Mellon securities and affiliated mutual fund securities.

Proxy voting proposals are reviewed, categorized, analyzed and voted in accordance with the Adviser’s voting guidelines. These guidelines are reviewed periodically and updated as necessary to reflect new issues and any changes in policies on specific issues. Items that can be categorized under these voting guidelines will be voted in accordance with any applicable guidelines or referred to the Committee, if the applicable guidelines so require. Proposals that cannot be categorized under these voting guidelines will be referred to the Committee for discussion and vote. Additionally, the Committee may review any proposal where it has identified a particular company, industry or issue for special scrutiny. With regard to voting proxies of foreign companies, the Adviser may weigh the cost of voting, and potential inability to sell the securities (which may occur during the voting process), against the benefit of voting the proxies to determine whether or not to vote.

In evaluating proposals regarding incentive plans and restricted stock plans, the Committee typically employs a shareholder value transfer model. This model seeks to assess the amount of shareholder equity flowing out of the company to executives as options are exercised. After determining the cost of the plan, the Committee evaluates whether the cost is reasonable based on a number of factors, including industry classification and historical performance information. The Committee generally votes against proposals that permit the repricing or replacement of stock options without shareholder approval.

A summary of the Adviser’s proxy voting policies and procedures are attached herewith as Appendix B. The Fund is required by Rule 30b1-4 under the 1940 Act to file annually its proxy voting record on Form N-PX with the SEC. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available: (i) without charge by request by calling the Fund at (844) 741-5050; or (ii) on the SEC’s website at http://www.sec.gov/.

item 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a Fund. Any person who directly or indirectly owns 5% or more of the outstanding voting securities of a Fund, may be deemed an “affiliated person” of the Fund, as such term is defined in the 1940 Act. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of the date of this Part B, the Fund could be deemed under control of the Adviser or affiliates of the Adviser, including The Bank of New York Mellon as trustee to one or more nuclear decommissioning trusts, who had voting authority with respect to approximately 100% of the value of the outstanding interest in the Fund on such date. Additionally, as of the same date, none of the Trustees and officers of the Trust owned individually and together in excess of 1% of the outstanding shares of the Fund.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

(a) Investment Adviser. BNY Mellon Asset Management North America (the “Adviser”) is a registered investment adviser, organized as a corporation in the state of Delaware, and is an indirect subsidiary of The Bank of New York Mellon Corporation. The total amount of the Adviser’s assets under management as of March 31, 2018 was $558,848 million. The Adviser, subject to the general oversight of the Trust’s Board of Trustees, has overall responsibility for directing the investments of the Fund in accordance with its investment objective, policies and limitations.

(b) Principal Underwriter. Not applicable.

(c) Services Provided by the Investment Adviser.

INVESTMENT ADVISORY AGREEMENT. Pursuant to an investment advisory agreement between the Trust and the Adviser, the Adviser manages the assets of the Fund (the “Investment Advisory Agreement”). The Investment Advisory Agreement has an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Board of Trustees including a majority of the Independent Trustees casting votes in person at a meeting called for such purpose, or by vote of a majority of the outstanding voting securities of the Fund. The Investment Advisory Agreement may be terminated by the Fund on 60 days’ written notice or the Adviser on 90 days’ written notice without penalty. The Investment Advisory Agreement will also terminate automatically in the event of its assignment as defined in the 1940 Act.

Under the terms of the Investment Advisory Agreement, the Adviser agrees to: (a) direct the investments of the Fund, subject to and in accordance with the Fund’s investment objective, policies and limitations set forth in the Prospectus and this Part B; (b) purchase and sell for the Fund, securities and other investments consistent with the Fund’s objective and policies; (c) supply office facilities, equipment and personnel necessary for servicing the investments of the Fund; (d) pay the salaries of all personnel of the Adviser performing services relating to research, statistical and investment activities on behalf of the Fund; (e) make available and provide such information as the Trust and/or its administrator may reasonably request for use in the preparation of its registration statement, reports, and other documents required by any applicable federal, foreign, or state statutes or regulations; and (f) make its officers and employees available to the Trustees and officers of the Trust for consultation and discussion regarding the management of the Fund and its investment activities. Additionally, the Adviser agrees to create and maintain all necessary records in accordance with all applicable laws, rules, and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. The Trust and/or the Adviser may at any time or times, upon approval by the Board of Trustees, enter into one or more sub-advisory agreements with a sub-adviser pursuant to which the Adviser delegates any or all of its duties as listed.

The Investment Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of its obligations and duties under the agreement. The salaries of personnel of the Adviser performing services for the Fund relating to research, statistical, and investment activities are paid by the Adviser.

MANAGEMENT FEES. Pursuant to the Investment Advisory Agreement, the Adviser is entitled to receive an investment advisory fee, paid monthly, comprising of 0.12% of first $250 million average daily net assets of the Fund, 0.10% of the next $100 million average daily net assets of the Fund and 0.02% on the balance of the of the average daily net assets of the Fund.

(d) Service Agreements.

ADMINISTRATION AND ACCOUNTING SERVICES

Pursuant to an Administration and Accounting Services Agreement dated July 19, 2007, The Bank of New York Mellon (“BNY Mellon”) performs certain administrative services for the Trust including, among other things, assisting in the preparation of the annual post-effective amendments to the Trust’s registration statement, assisting in obtaining the fidelity bond and trustees’ and officers’errors and omissions insurance policies, preparing notices, agendas, and resolutions for quarterly Board of Trustees meetings, maintaining the Trust’s corporate calendar, maintaining Trust contract files and providing executive and administrative services to support the Independent Trustees. BNY Mellon also performs certain administrative and accounting services for the Trust such as preparing shareholder reports, providing statistical and research data, assisting the Adviser in compliance monitoring activities, and preparing and filing federal and state tax returns on behalf of the Trust. In addition, BNY Mellon prepares and files certain reports with the appropriate regulatory agencies and prepares certain materials required by the SEC or any state securities commission having jurisdiction over the Trust. The accounting services performed by BNY Mellon include determining the NAV per share of the Fund and maintaining records relating to the securities transactions of the Fund.

(e) Other Investment Advice. Not applicable.

(f) Dealer Reallowances. Not applicable.

(g) Rule 12b-1 Plans. Not applicable.

(h) Other Service Providers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ernst & Young LLP, Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103 serves as the independent registered public accounting firm to the Fund.

LEGAL COUNSEL. Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, serves as counsel to the Trust.

CUSTODIAN. The Bank of New York Mellon (the “Custodian”) located at 225 Liberty Street, New York, New York 10286, serves as the Fund’s custodian. The Custodian’s services include, in addition to the custody of all cash and securities owned by the Trust, the maintenance of custody accounts in the Custodian’s trust department, the segregation of all cash and certificated securities owned by the Trust, the appointment of authorized agents as sub-custodians, disbursement of funds from the custody accounts of the Trust, releasing and delivering securities from the custody accounts of the Fund, maintaining records with respect to such custody accounts, delivering to the Trust a daily and monthly statement with respect to such custody accounts, and causing proxies to be executed.

TRANSFER AGENT. BNY Mellon Investment Servicing, 4400 Computer Drive, Westborough, MA 01581, serves as the Trust’s Transfer Agent and Dividend Paying Agent.

(i) Securities Lending. Not applicable.

ITEM 20. PORTFOLIO MANAGERS.

The management of the Fund is the responsibility of Vassilis Dagioglu, Managing Director, Head of Asset Allocation, and Karen Wong, Head of Index Portfolio Management of the Adviser. The information provided below supplements the information provided in the Prospectus under the heading “Portfolio Manager” with respect to the investment professional responsible for the day-to-day management of the Fund, including information regarding:

(i)	“Other Accounts Managed.” Other accounts managed by the portfolio manager who is responsible for the day-to-day management of the Fund as of June 30, 2018;

(ii)	“Material Conflicts of Interest.” Material conflicts of interest identified by the Adviser that may arise in connection with a portfolio manager’s management of the Fund’s investments and investments of other accounts managed. These potential conflicts of interest include material conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the portfolio manager and conflicts associated with the allocation of investment opportunities between the Fund and other accounts managed by the portfolio manager. Additional conflicts of interest may potentially exist or arise that are not discussed below;

(iii)	“Compensation.” A description of the structure of and method used to determine the compensation received by the Fund’s portfolio manager from the Fund, the Adviser or any other source with respect to managing the Fund and any other accounts as of June 30, 2018; and

(iv)	“Ownership of Securities.” Information regarding the portfolio manager’s dollar range of equity securities beneficially owned in the Fund as of June 30, 2018.

(a) Other Accounts Managed. The table below includes details regarding the number of other registered investment companies, other pooled investment vehicles and other accounts managed by the Portfolio Manager, total assets under management for each type of account and total assets in each type of account with performance-based advisory fees, as of June 30, 2018.

Types of Accounts	Total Number of Accounts Managed	Total Assets (million)		Number of Accounts Managed subject to a Performance Based Advisory Fee	Total Assets Managed subject to a Performance Based Advisory Fee (million)
Vassilis Dagioglu
Registered Investment Companies	7	$1,774	M	1	48	M
Other Pooled Investment Vehicles	30	$8,982	M	0	0
Other Accounts	16	$4,703	M	2	182	M
Karen Wong
Registered Investment Companies	172	$133,472	M	0	0
Other Pooled Investment Vehicles	135	$128,879	M	1	$411	M
Other Accounts	1,708	$208,588	M	1	$2,105	M

Material Conflicts of Interest. The Adviser provides advisory services to other clients which invest in securities of the same type in which the Fund invests. The Adviser is aware of its obligation to ensure that when orders for the same securities are entered on behalf of the Fund and other accounts, the Fund receives fair and equitable allocation of these orders, particularly where affiliated accounts may participate. The Adviser attempts to mitigate potential conflicts of interest by adopting policies and procedures regarding trade execution, brokerage allocation and order aggregation which provide a methodology for ensuring fair treatment for all clients in situations where orders cannot be completely filled or filled at different prices.

(b) Compensation. The Adviser’s compensation of the Fund’s portfolio managers consists of base salary, annual cash incentive, long-term incentive plan comprising long-term cash for investment, BNY Mellon restricted stock and/or equity in the Adviser.

The Adviser’s compensation is designed to be market-competitive and align compensation with the goals of the Adviser’s clients. This alignment is achieved through an emphasis on deferred awards, which incentivizes investment personnel to focus on long-term alpha generation. This incentive model is designed to compensate for quantitative and qualitative objectives achieved during the performance year. A portfolio manager’s final annual incentive award is tied to the firm’s overall performance, the team’s investment performance, as well as individual performance.

Awards are paid in cash on an annual basis; however, some portfolio managers may receive a portion of their annual incentive award in deferred vehicles. Annual incentive as a percentage of fixed pay varies with the profitability of the firm and the product team.

Awards for selected senior portfolio managers are based on a two-stage model: an opportunity range based on the current level of business and an assessment of long-term business value. A significant portion of the opportunity awarded is structured and based upon the performance of the portfolio manager’s accounts relative to the performance of appropriate peers, with longer-term performance more heavily weighted.

(c) Ownership of Shares of the Fund. The Fund had not commenced operations as of the date of this Part B.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Adviser’s primary objective in executing client orders is to seek best execution. The Adviser interprets best execution as seeking the most favorable execution terms reasonably available given the circumstances of a particular trade. Execution costs include explicit fees (commissions) and implicit costs (spread, market impact and opportunity costs). Consistent with the understanding that best execution is a process and not a result, the Adviser has adopted and implemented policies and procedures to ensure that the Adviser is both seeking best execution for its clients and can demonstrate the consistency of this approach.

The Adviser’s Brokerage and Counterparty Oversight Committee has been established to ensure that the firm operates in a manner consistent with regulations, industry best practices and client expectations as it relates to matters of brokerage, including the duty to seek best execution. The Committee meets at least quarterly to review internal and third-party analysis of trade execution.

Any broker selected must be on the firm’s approved broker list. The Adviser reserves the right to use brokers not on the approved broker list subject to a pre-approval process.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES.

The Trust issues and offers a single class of shares of the Fund. The shares of the Fund, when issued and paid for in accordance with the Prospectus, will be fully paid and non-assessable shares, with equal voting rights and no preferences as to conversion, exchange, dividends, redemption, or any other feature.

Shares of the Fund entitle holders to one vote per share and fractional votes for fractional shares held. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable.

The Fund does not hold an annual meeting of shareholders. The Trustees are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee or any other Fund-related matter when requested in writing to do so by the shareholders of record owning not less than 10% of the Fund’s outstanding shares.

ITEM 23. PURCHASE, REDEMPTION AND PRICING OF SHARES

(a) Purchase of Shares. Information regarding the purchase of shares is discussed in the “Purchase of Shares” section of the Prospectus.

(b) Fund Reorganizations. Not applicable.

(c) Pricing of Shares. For the Fund, the NAV per share of the Fund is determined by dividing the value of the Fund’s net assets by the total number of the Fund’s shares outstanding. This determination is made by BNY Mellon Investment Servicing, as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (typically 4:00 p.m., Eastern Time) each day the Fund is open for business. The Fund is open for business on days when the Exchange is open for business.

In valuing the Fund’s assets, a security listed on an exchange (and not subject to restrictions against sale by the Fund on an exchange) will be valued at its last sale price on the exchange on the day the security is valued. Lacking any sales on such day, the security will be valued at the mean between the closing asked price and the closing bid price. Securities listed on multiple exchanges (and not subject to restriction against sale by the Fund on such exchanges) will be similarly valued, using quotations on the exchange on which the security is traded most extensively. Unlisted securities that are quoted on the NASDAQ Stock Market System, for which there have been sales of such securities on such day, shall be valued at the official closing price on such system on the day the security is valued. If there are no such sales on such day, the value shall be the mean between the closing asked price and the closing bid price. The value of such securities quoted on the NASDAQ Stock Market System, but not listed on the National Market System, shall be valued at the mean between the closing asked price and the closing bid price. Unlisted securities that are not quoted on the NASDAQ Stock Market System and for which over-the-counter market quotations are readily available will be valued at the mean between the current bid and asked prices for such security in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at fair value as determined in good faith under the direction of the Board of Trustees although the actual calculation may be done by others. Short-term investments with remaining maturities of less than 61 days are valued at amortized cost.

(d) Redemption of Shares. Although it does not intend to do so, the Fund has the right to pay the redemption price of shares of the Fund in whole or in part in portfolio securities. When the shareholder sells portfolio securities received in this fashion, the shareholder will incur a brokerage charge. Any such securities would be valued for the purposes of making such payment at the same value as used in determining NAV.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

ITEM 24. CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.

The following discussion summarizes certain material U.S. federal income tax considerations affecting the Fund and its shareholders. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Fund. The summary discussion that follows may not be considered to be individual tax advice and may not be relied upon by any shareholder. The summary is based upon provisions of the IRC, applicable U.S. Treasury Regulations (whether temporary, proposed, or final) promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, as are in effect as of the date hereof, all of which are subject to change, which change could be retroactive, and may affect the conclusions expressed herein. The summary applies only to beneficial owners of shares of the Fund in whose hands such shares are capital assets within the meaning of Section 1221 of the IRC, and may not apply to certain types of beneficial owners of shares of the Fund, including, but not limited to insurance companies, tax-exempt organizations, shareholders holding the Fund’s shares through tax-advantaged accounts (such as an individual retirement account (an “IRA”), a 401(k) plan account, or other qualified retirement account), financial institutions, pass-through entities, broker-dealers, entities that are not organized under the laws of the United States or a political subdivision thereof, persons who are neither a citizen nor resident of the United States, shareholders holding the Fund’s shares as part of a hedge, straddle or conversion transaction, and shareholders who are subject to the alternative minimum tax. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a Fund’s common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership. A partner of a partnership holding a Fund’s common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of a Fund’s common stock by the partnership.

The summary assumes that shareholders will hold a Fund’s common stock as capital assets, which generally means as property held for investment. This discussion addresses only the U.S. income tax consequences of an investment by U.S. shareholders, and, therefore, does not address Non-U.S. shareholders, U.S. estate and gift tax rules, U.S. state or local taxation, the alternative minimum tax, excise taxes, transfer taxes or foreign taxes.

For purposes of the following discussion, “U.S. shareholder” is a shareholder that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. shareholder” is a person that is neither a U.S. shareholder nor an entity treated as a partnership for U.S. federal income tax purposes.

The Fund has not requested and will not request an advance ruling from the IRS as to the federal income tax matters described below. The IRS could adopt positions contrary to those discussed below and such positions could be sustained. In addition, the following discussion applicable to shareholders of the Fund addresses only some of the federal income tax considerations generally affecting investments in the Fund.

Shareholders are urged and advised to consult their own tax adviser with respect to the tax consequences of the ownership, purchase and disposition of an investment in the Fund including, but not limited to, the applicability of state, local, foreign and other tax laws affecting the particular shareholder and to possible effects of changes in federal or other tax laws.

On December 22, 2017, new tax legislation was enacted which includes significant changes in tax rates, restrictions on miscellaneous itemized deductions, changes to the dividends received deduction, restrictions on the deduction of interest and the international operations of domestic businesses. Certain changes have sunset provisions, which are important to note. Because the tax legislation is recently enacted and Treasury Regulations related to such legislation have not been drafted, there is still uncertainty in how the legislation will affect the Fund’s investments and shareholders and whether such legislation could have an adverse effect on the Fund’s investments or the taxation of the shareholders of the Fund. Shareholders are urged and advised to consult their own tax advisor with respect to the impact of this legislation.

GENERAL. The Fund intends to elect, and intends to qualify each year for, taxation as a RIC under Subchapter M of the IRC. By qualifying as a RIC, the Fund (but not the shareholders) will not be subject to federal income tax on that portion of its investment company taxable income and net realized capital gains that it distributes to its shareholders in a timely manner. For purposes of satisfying any distribution requirements under the IRC the Fund may elect under the IRC to be deemed to have made a distribution to its shareholders. Shareholders should be aware that investments made by the Fund, some of which are described below, may involve complex tax rules some of which may result in income or gain recognition by a shareholder without the concurrent receipt of cash. Although the Fund seeks to avoid significant noncash income, such noncash income could be recognized by the Fund, in which case it may distribute cash derived from other sources in order to meet the minimum distribution requirements described below. Cash to make the required minimum distributions may be obtained from sales proceeds of securities held by the Fund (even if such sales are not advantageous) or, if permitted by its governing documents and other regulatory restrictions, through borrowing the amounts required to be distributed.

QUALIFICATION AS A REGULATED INVESTMENT COMPANY. Qualification as a RIC under the IRC requires, among other things, that the Fund: (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and (ii) net income from certain qualified publicly traded partnerships (together with (i), the “Qualifying Income Requirement”), and (b) diversify its holdings so that, at the close of each quarter of the taxable year: (i) at least 50% of the value of its assets is comprised of cash, cash items (including receivables), U.S. government securities, securities of other RICs, and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of such Fund’s total assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of its assets is invested in the securities (other than U.S. government securities or securities of other RICs) of any one issuer or the securities (other than the securities of other RICs) of two or more issuers controlled by it and engaged in the same, similar, or related trades or businesses, or one or more “qualified publicly traded partnerships” (together with (i) the “Diversification Requirement”).

The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Requirement only if such gains are directly related to the principal business of the Fund of investing in stock or securities or options and futures with respect to stock or securities. To date, no such regulations have been issued.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on the portion of its income and capital gains that it distributes to its shareholders in any taxable year for which it distributes in the form of dividends (including capital gain dividends, as discussed below) that qualify for the dividends paid deduction, in compliance with the IRC’s timing and other requirements the sum of (i) at least 90% of its investment company taxable income (which includes dividends, taxable interest, taxable original issue discount income, market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, certain net realized foreign currency exchange gains, and any other taxable income other than “net capital gain” as defined below and is reduced by deductible expenses all determined without regard to any deduction for dividends paid); and (ii) 90% of its tax-exempt interest, if any, net of certain expenses allocable thereto (“net tax-exempt interest”). Except in the case of a RIC that is “publicly offered” within the meaning of the IRC, dividends that are “preferential dividends,” as set forth in section 562(c) of the IRC, do not qualify for the dividends-paid deduction. Under section 67(c)(2)(B) of the IRC, a RIC is “publicly offered” if its shares are (i) continuously offered pursuant to a public offering within the meaning of section 4 of the Securities Act of 1933, as amended; (ii) regularly traded on an established securities market; or (iii) held by or for no fewer than 500 persons at all times during the taxable year. The Fund is not expected to be “publicly offered” and therefore the preferential dividend rule is expected to apply to the Fund. In general, a dividend is preferential unless it is distributed pro rata to shareholders, with no preference to any share of stock compared with other shares of the same class, and with no preference to one class as compared with another class, except to the extent the class is entitled to a preference. If the IRS or a court were to determine that the Fund paid a preferential dividend, then all dividends paid with respect to the class of stock for which the preferential dividend was paid would not be deductible by the Fund, and the Fund could lose its tax status as a RIC. In that case, the Fund’s taxable income (including its net capital gain) would be subject to federal corporate tax at regular rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

The Fund may retain for investment all or a portion of its net capital gain (i.e., the excess of its net long-term capital gain over its net short-term capital loss). If the Fund retains any investment company taxable income or net capital gain, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount as undistributed net capital gain in a notice to its shareholders, who will be (i) required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount; and (ii) entitled to credit their proportionate shares of tax paid by the Fund against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of the shares owned by a shareholder of the Fund will be increased by the amount of undistributed net capital gain included in the shareholder’s gross income and decreased by the federal income tax paid by the Fund on that amount of capital gain.

The Fund may utilize consent dividend provisions of the IRC to make distributions. Provided that shareholders agree in a consent filed with the income tax return of the Fund to treat as a dividend the amount specified in the consent, the consent dividends are treated for U.S. federal income tax purposes as a distribution of cash to the shareholders and a contribution by the shareholders of the distributed cash as of the last day of the Fund’s taxable year. Such consent dividends, though not paid in cash, are includible in the shareholder’s ordinary income.

The qualifying income and asset requirements that must be met under the IRC in order for the Fund to qualify as a RIC, as described above, may limit the extent to which it will be able to engage in derivative transactions. Rules governing the federal income tax aspects of derivatives, including swap agreements, are not entirely clear in certain respects, particularly in light of two IRS revenue rulings issued in 2006. Revenue Ruling 2006-1 held that income from a derivative contract with respect to a commodity index is not qualifying income for a RIC. Subsequently, the IRS issued Revenue Ruling 2006-31 in which it stated that the holding in Revenue Ruling 2006-1 “was not intended to preclude a conclusion that the income from certain instruments (such as certain structured notes) that create a commodity exposure for the holder is qualifying income.” In 2016, the IRS issued proposed regulations and stated they would not address what constitutes a “security” for purposes of Qualifying Income. In addition, the IRS requested comments as to whether the 2006 Revenue Rulings should be withdrawn. Accordingly, the Fund’s ability to invest in commodity related derivative transactions and other derivative transactions may be limited by the Qualifying Income Requirement. The Fund will account for any investments in commodity derivative transactions in a manner it deems to be appropriate; the IRS, however, might not accept such treatment. If the IRS did not accept such treatment, the status of the Fund as a RIC might be jeopardized.

For purposes of the Qualifying Income Requirement described above, all of the net income of a RIC derived from an interest in a qualified publicly traded partnership (generally, defined as a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (y) that derives less than 90% of its income from the qualifying income described in clause (i) of the Qualifying Income Requirement described above) will be treated as qualifying income. Income derived from a partnership (other than a qualified publicly traded partnership) will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. In addition, although in general the passive loss rules of the IRC do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the Diversification Requirement described above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If the Fund fails to satisfy the Qualifying Income Requirement or the Diversification Requirement in any taxable year, the Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures to satisfy the Diversification Requirements where the Fund corrects the failure within a specified period of time. If the applicable relief provisions are not available or cannot be met, the Fund will fail to qualify as a RIC and will be subject to tax in the same manner as an ordinary corporation subject to tax at a flat tax rate of 21% and all distributions from earnings and profits (as determined under U.S. federal income tax principles) to its shareholders will be taxable as ordinary dividend income eligible for the dividends-received deduction for corporate shareholders. If the Fund fails to qualify as a RIC for a period of greater than two taxable years, the Fund generally would be required to recognize any built-in gains with respect to certain of its assets upon a sale of such assets within five years of qualifying as a RIC in a subsequent year.

EXCISE TAX. If the Fund fails to distribute by December 31 of each calendar year an amount equal to the sum of (1) at least 98% of its taxable ordinary income (excluding capital gains and losses) for such year, (2) at least 98.2% of the excess of its capital gains over its capital losses (as adjusted for certain ordinary losses) for the twelve month period ending on October 31 of such year, and (3) all taxable ordinary income and the excess of capital gains over capital losses for the prior year that were not distributed during such year and on which it did not pay federal income tax, the Fund will be subject to a nondeductible 4% excise tax (the “Excise Tax”) on the undistributed amounts. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Fund in October, November, or December of that year to shareholders of record on a date in such month and paid by it during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. The Fund intends to actually distribute or be deemed to have distributed substantially all of its net income and gain, if any, by the end of each calendar year in compliance with these requirements so that it will generally not be required to pay the Excise Tax. The Fund may, in certain circumstances, be required to liquidate its investments in order to make sufficient distributions to avoid Excise Tax liability at a time when its Adviser might not otherwise have chosen to do so. Liquidation of investments in such circumstances may affect the ability of the Fund to satisfy the requirements for qualification as a RIC. However, no assurances can be given that the Fund will not be subject to the Excise Tax and, in fact, in certain instances, if warranted, the Fund may choose to pay the Excise Tax as opposed to making an additional distribution.

CAPITAL LOSS CARRYFORWARDS. The treatment of capital loss carryovers for the Fund is similar to the rules that apply to capital loss carryovers of individuals, which provide that such losses are carried over indefinitely. If the Fund has a “net capital loss” (that is, capital losses in excess of capital gains), the excess of the Fund’s net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund’s next taxable year, and the excess (if any) of the Fund’s net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund’s next taxable year. If future capital gains are offset by carried forward capital losses, such future capital gains are not subject to Fund-level federal income taxation, regardless of whether they are distributed to shareholders. Accordingly, the Fund does not expect to distribute any such offsetting capital gains. The Fund cannot carry back or carry forward any net operating losses. The carryover of capital losses may be limited under the general loss limitation rules if the Fund experiences an ownership change as defined in the IRC.

MLPs. The Fund may invest in master limited partnerships which may be treated as qualified publicly traded partnerships. Income from qualified publicly traded partnerships is qualifying income for purposes of the Qualifying Income Requirement, but the Fund’s investment in one or more of such qualified publicly traded partnerships is limited to no more than 25% of the value of the Fund’s assets and must otherwise satisfy the Diversification Requirement.

ORIGINAL ISSUE DISCOUNT AND MARKET DISCOUNT. The Fund may acquire debt securities that are treated as having original issue discount (“OID”) (generally a debt obligation with a purchase price less than its principal amount, such as a zero coupon bond). Generally, the Fund will be required to include the OID in income over the term of the debt security, even though it will not receive cash payments for such OID until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having OID which could affect the character and timing of recognition of income. Inflation-protected bonds generally can be expected to produce OID income as their principal amounts are adjusted upward for inflation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes if the securities are characterized as equity for federal income tax purposes.

A debt security acquired in the secondary market by the Fund may be treated as having market discount if acquired at a price below redemption value or adjusted issue price if issued with original issue discount. Market discount generally is accrued ratably, on a daily basis, over the period from the date of acquisition to the date of maturity even though no cash will be received. Absent an election (or unless otherwise required) by the Fund to include the market discount in income as it accrues, gain on its disposition of such an obligation will be treated as ordinary income rather than capital gain to the extent of the accrued market discount. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payments in cash on such securities during the year.

Under recently enacted legislation, for tax years beginning after December 31, 2018, the Fund may be required to include in income certain fees that are treated as OID and required to be included in income for financial statement purposes when received (rather than when accrued into income under current law). It is unclear whether this provision applies to market discount as well.

The Fund generally will be required to make distributions to shareholders representing the income accruing on the debt securities, described above, that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay these distributions may be obtained from sales proceeds of securities held by the Fund (even if such sales are not advantageous) or, if permitted by the Fund’s governing documents, through borrowing the amounts required to be distributed. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would have in the absence of such transactions.

OPTIONS, FUTURES AND FORWARD CONTRACTS. The writing (selling) and purchasing of options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character, and timing of recognition of the gains and losses the Fund realizes in connection with such transactions.

Gains and losses on the sale, lapse, or other termination of options and futures contracts, options thereon and certain forward contracts (except certain foreign currency options, forward contracts and futures contracts) will generally be treated as capital gains and losses. Some regulated futures contracts, certain foreign currency contracts, and certain non-equity options (such as certain listed options or options on broad based securities indexes) held by the Fund (“Section 1256 contracts”), other than contracts on which it has made a “mixed-straddle election”, will be required to be “marked-to-market” for federal income tax purposes, that is, treated as having been sold at their market value on the last day of the Fund’s taxable year. These provisions may require the Fund to recognize income or gains without a concurrent receipt of cash. Any gain or loss recognized on actual or deemed sales of Section 1256 contracts will be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, although certain foreign currency gains and losses from such contracts may be treated as ordinary income or loss as described below. Transactions that qualify as designated hedges are exempt from the mark-to-market rule, but may require the Fund to defer the recognition of losses on futures contracts, foreign currency contracts, and certain options to the extent of any unrecognized gains on related positions held by it.

The tax provisions described above applicable to options, futures, and forward contracts may affect the amount, timing, and character of the Fund’s distributions to its shareholders. For example, the Section 1256 rules described above may operate to increase the amount the Fund must distribute to satisfy the minimum distribution requirement for the portion treated as short-term capital gain which will be taxable to its shareholders as ordinary income, and to increase the net capital gain it recognizes, without, in either case, increasing the cash available to it. The Fund may elect to exclude certain transactions from the operation of Section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

When a covered call or put option written (sold) by the Fund expires the Fund will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When the Fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by the Fund is exercised, the Fund will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending upon the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

SWAPS AND DERIVATIVES. As a result of entering into swap or derivative agreements, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap or derivative is terminated prior to maturity through an assignment of the swap, derivative or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap or derivative will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to a swap or derivative for more than one year). With respect to certain types of swaps or derivatives, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or derivatives or may elect under certain circumstances to mark such swaps or derivatives to market annually for tax purposes as ordinary income or loss. The Fund’s transactions in swaps or other derivatives may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sales, wash sales, and short sale rules). These rules may affect whether gains or losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

Rules governing the tax aspects of swap or derivative agreements are not entirely clear in certain respects, in particular whether income generated is Qualifying Income. Accordingly, while the Fund intends to account for such transactions in a manner it deems appropriate, the IRS might not accept such treatment. If the IRS did not accept such treatment, the status of the Fund as a RIC might be adversely affected. The Fund intends to monitor developments in this area. Certain requirements that must be met under the IRC in order for the Fund to qualify as a RIC may limit the extent to which the Fund will be able to engage in swap agreements and certain derivatives.

CONSTRUCTIVE SALES. Certain rules may affect the timing and character of gain if the Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Fund enters into certain transactions (including a short sale, an offsetting notional principal contract, a futures or forward contract, or other transactions identified in Treasury regulations) in property while holding an appreciated financial position in substantially identical property, it will be treated as if it had sold and immediately repurchased the appreciated financial position and will be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale will depend upon the Fund’s holding period in the appreciated financial position. Loss from a constructive sale would be recognized when the position was subsequently disposed of, and its character would depend on the Fund’s holding period and the application of various loss deferral provisions of the IRC.

In addition, if the appreciated financial position is itself a short sale or other such contract, acquisition of the underlying property or substantially identical property by the Fund will be deemed a constructive sale. The foregoing will not apply, however, to the Fund’s transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the Fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the Fund’s risk of loss regarding the position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

WASH SALES. The Fund may be impacted in certain circumstances by special rules relating to “wash sales.” In general, the wash sale rules prevent the recognition of a loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired by it within 30 days before or 30 days after the sale.

PASSIVE FOREIGN INVESTMENT COMPANIES. The Fund may invest in a non-U.S. corporation, which could be treated as a passive foreign investment company (a “PFIC”) or become a PFIC under the IRC. A PFIC is generally defined as a foreign corporation that meets either of the following tests: (1) at least 75% of its gross income for its taxable year is income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains); or (2) an average of at least 50% of its assets produce, or are held for the production of, such passive income. If the Fund acquires any equity interest in a PFIC, the Fund could be subject to federal income tax and interest charges on “excess distributions” received with respect to such PFIC stock or on any gain from the sale of such PFIC stock (collectively “PFIC income”), plus interest thereon even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. The Fund’s distributions of PFIC income, if any, will be taxable as ordinary income even though, absent the application of the PFIC rules, some portion of the distributions may have been classified as capital gain.

The Fund will not be permitted to pass through to its shareholders any credit or deduction for taxes and interest charges incurred with respect to a PFIC. Payment of this tax would therefore reduce the Fund’s economic return from its investment in PFIC shares. To the extent the Fund invests in a PFIC, it may elect to treat the PFIC as a “qualified electing fund” (“QEF”), then instead of the tax and interest obligation described above on excess distributions, the Fund would be required to include in income each taxable year its pro rata share of the QEF’s annual ordinary earnings and net capital gain. As a result of a QEF election, the Fund would likely have to distribute to its shareholders an amount equal to the QEF’s annual ordinary earnings and net capital gain to satisfy the IRC’s minimum distribution requirement described herein and avoid imposition of the Excise Tax even if the QEF did not distribute those earnings and gain to the Fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements in making the election.

The Fund may elect to “mark-to-market” its stock in any PFIC. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the PFIC stock over the Fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the Fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in the PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock it included in income for prior taxable years under the election. The Fund’s adjusted basis in its PFIC stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder. In either case, the Fund may be required to recognize taxable income or gain without the concurrent receipt of cash. Under proposed regulations, a PFIC is required to distribute income in order for the income to constitute Qualifying Income. Accordingly, a Fund’s ability to invest in PFICs may be limited by the Qualifying Income requirement. Each Fund will account for any investments in PFICs in a manner it deems to be appropriate; the IRS, however, might not accept such treatment. If the IRS did not accept such treatment, the status of a Fund as a RIC might be jeopardized.

FOREIGN TAXATION. Income received by the Fund from sources within foreign countries may be subject to foreign withholding and other taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s total assets at the close of any taxable year consist of stock or securities of foreign corporations and it meets the distribution requirements described above, the Fund may file an election (the “pass-through election”) with the IRS pursuant to which shareholders of the Fund would be required to (i) include in gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Fund even though not actually received by such shareholders; and (ii) treat such respective pro rata portions as foreign income taxes paid by them. The Fund will furnish its shareholders with a written statement providing the amount of the foreign taxes paid by the Fund that will “pass-through” for the year, if any.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the Fund’s income will flow through to shareholders. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Fund. Various limitations, including a minimum holding period requirement, apply to limit the credit and deduction for foreign taxes for purposes of regular federal tax and alternative minimum tax. In addition, a shareholder of a Fund may lose the ability to use foreign tax credits passed through by a Fund if a Fund’s shares are loaned pursuant to a securities lending agreement.

REITs. The Fund may invest in REITs. Investments in REIT equity securities may require the Fund to accrue and distribute taxable income without the concurrent receipt of cash. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. The Fund’s investments in REIT equity securities may at other times result in its receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to its shareholders for federal income tax purposes. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income.

The Fund may invest in REITs that hold residual interests in real estate mortgage investment conduits (“REMICs”) or taxable mortgage pools (“TMPs”), or such REITs may themselves constitute TMPs. Under an IRS notice, and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the IRC as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC, such as the Fund, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or invested in the TMP directly.

DISTRIBUTIONS. Distributions paid out of the Fund’s current and accumulated earnings and profits (as determined at the end of the year), whether reinvested in additional shares or paid in cash, are generally taxable and must be reported by each shareholder who is required to file a federal income tax return except in the case of certain tax-exempt shareholders. Distributions in excess of the Fund’s current and accumulated earnings and profits, as computed for federal income tax purposes, will first be treated as a return of capital up to the amount of a shareholder’s tax basis in his or her Fund shares and then as capital gain, assuming the shareholder holds his or her shares as a capital asset. A return of capital is not taxable, but reduces a shareholder’s tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by a shareholder of the Fund’s shares. Distributions are taxable whether shareholders receive them in cash or receive them in additional shares.

For federal income tax purposes, distributions of investment company taxable income are generally taxable as ordinary income, and distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. Distributions designated by the Fund as “capital gain dividends” (distributions from the excess of net long-term capital gain over short-term capital losses) will be taxable to shareholders as long-term capital gain regardless of the length of time they have held their shares of the Fund. Such dividends do not qualify as dividends for purposes of the dividends received deduction described below.

The Fund’s distribution will be treated as qualified dividend income and therefore eligible for the long-term capital gains tax rate to the extent that it receives dividend income from taxable domestic corporations and certain qualified foreign corporations, provided that certain holding periods and other requirements are met. A corporate shareholder of the Fund may be eligible for the dividends received deduction with respect to the Fund’s distributions attributable to dividends received by the Fund from domestic corporations, which, if received directly by the corporate shareholder, would qualify for such a deduction. For eligible corporate shareholders, the dividends received deduction may be subject to certain reductions, and a distribution by the Fund attributable to dividends of a domestic corporation will be eligible for the deduction only if certain holding period and other requirements are met. If a Fund’s shares are loaned pursuant to a securities lending agreement, dividends paid while the shares are held by the borrower may not be qualified dividend income and may not qualify for the dividends received deduction.

The Fund will furnish a statement to shareholders providing the federal income tax status of its dividends and distributions including the portion of such dividends, if any, that qualifies as long-term capital gain.

SALES, EXCHANGES OR REDEMPTIONS. Upon the disposition of shares of the Fund (whether by redemption, sale or exchange), a shareholder may realize a capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon the shareholder’s holding period for the shares. The capital gain will be long-term if the shares were held for more than 12 months and short-term if held for 12 months or less. If a shareholder sells or exchanges shares of the Fund within 90 days of having acquired such shares and if, before January 31 of the calendar year following the calendar year of the sale or exchange, as a result of having initially acquired those shares, the shareholder subsequently pays a reduced sales charge on a new purchase of shares of the Fund, the sales charge previously incurred in acquiring the Fund’s shares generally shall not be taken into account (to the extent the previous sales charges do not exceed the reduction in sales charges on the new purchase) for the purpose of determining the amount of gain or loss on the disposition, but generally will be treated as having been incurred in the new purchase. Any loss realized on a disposition will be disallowed under the “wash sale” rules to the extent that the shares disposed of by the shareholder are replaced by the shareholder within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder and disallowed to the extent of any distributions of tax-exempt interest dividends received by the shareholder with respect to such shares. Capital losses are generally deductible only against capital gains except that individuals may deduct up to $3,000 of capital losses against ordinary income.

BACKUP WITHHOLDING. The Fund generally is required to withhold, and remit to the U.S. Treasury, subject to certain exemptions, an amount equal to 24% of all distributions and redemption proceeds paid or credited to a shareholder of the Fund if (i) the shareholder fails to furnish the Fund with the correct taxpayer identification number (“TIN”) certified under penalties of perjury, (ii) the shareholder fails to provide a certified statement that the shareholder is not subject to “backup withholding”, or (iii) the IRS or a broker has notified the Fund that the number furnished by the shareholder is incorrect or that the shareholder is subject to backup withholding as a result of failure to report interest or dividend income. If the backup withholding provisions are applicable, any such distributions or proceeds, whether taken in cash or reinvested in shares, will be reduced by the amounts required to be withheld. Backup withholding is not an additional tax. Any amounts withheld may be credited against a shareholder’s U.S. federal income tax liability.

STATE AND LOCAL TAXES. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.

Shareholders are urged and advised to consult their own tax advisors as to the state and local tax rules affecting investments in the Fund.

FOREIGN BANK AND FINANCIAL ACCOUNTS AND FOREIGN FINANCIAL ASSETS REPORTING REQUIREMENTS. A shareholder that owns directly or indirectly more than 50% by vote or value of the Fund, is urged and advised to consult its own tax adviser regarding its filing obligations with respect to IRS Form FinCEN 114, Report of Foreign Bank and Financial Accounts.

Also, under recently enacted rules, subject to exceptions, individuals (and, to the extent provided in forthcoming future U.S. Treasury regulations, certain domestic entities) must report annually their interests in “specified foreign financial assets” on their U.S. federal income tax returns. It is currently unclear whether and under what circumstances shareholders would be required to report their indirect interests in the Fund’s “specified foreign financial assets” (if any) under these new rules. Shareholders may be subject to substantial penalties for failure to comply with these reporting requirements.

Shareholders are urged and advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

TAX SHELTER REPORTING REGULATIONS. Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders are urged and advised to consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

TAX BASIS INFORMATION. For shares of the Fund that are redeemed, your financial intermediary or the Fund (if a shareholder holds the shares in the Fund direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations to the IRS. This information will also be reported to a shareholder on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of the Fund’s unless the shareholder instructs the Fund in writing that the shareholder wants to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If the shareholder designated SLID as the shareholder’s tax cost basis method, the shareholder will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Fund will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals that are made.

A shareholder’s financial intermediary or the Fund (if a shareholder holds the shares in the Fund direct account) is also required to report gains and losses to the IRS in connection with redemptions of shares by S corporations. If a shareholder is a corporation and has not instructed the Fund that it is a C corporation in its Account Application or by written instruction, the Fund will treat the shareholder as an S corporation and file a Form 1099-B.

Shareholders are urged and advised to consult their own tax adviser with respect to the tax consequences of an investment in the Fund including, but not limited to, the applicability of state, local, foreign and other tax laws affecting the particular shareholder and to possible effects of changes in federal or other tax laws.

ITEM 25. UNDERWRITERS. Not applicable.

ITEM 26. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27. FINANCIAL STATEMENTS.

The Fund has not yet commenced operations and, therefore, has not produced consolidated financial statements. Once produced, you can obtain a copy of the consolidated financial statements contained in the Fund’s Annual or Semi-Annual Report. Copies of the Annual Report may be obtained without charge, upon request, by writing to the Trust at 4400 Computer Drive, Westborough, MA 01581-1722 or calling the Fund at (844)-741-5050.

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s® (“S&P”), and Fitch Ratings, Inc. (“Fitch”) are private services that provide ratings of the credit quality of debt obligations. A description of the ratings assigned by Moody’s, S&P®, and Fitch are provided below. These ratings represent the opinions of these rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. An adviser attempts to discern variations in credit rankings of the rating services and to anticipate changes in credit ranking. However, subsequent to purchase by a fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the fund. In that event, an adviser will consider whether it is in the best interest of a fund to continue to hold the securities.

Moody’s credit ratings are current opinions of the relative future credit risk of entities, credit commitments, or debt or debt-like securities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default. Credit ratings do not address any other risk, including but not limited to: liquidity risk, market value risk, or price volatility. Credit ratings are not statements of current or historical fact. Credit ratings do not constitute or provide investment or financial advice, and credit ratings are not or do not provide recommendations to purchase, sell, or hold particular securities. Credit ratings do not comment on the suitability of an investment for any particular investor. Moody’s issues its credit ratings with the expectation and understanding that each investor will, with due care, make its own study and evaluation of each security that is under consideration for purchase, holding, or sale.

An S&P issued credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Fitch credit ratings relating to issues are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims, or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Fitch credit ratings are used by investors as indications of the likelihood of receiving their money owed to them in accordance with the terms on which they invested. Fitch’s credit ratings cover the global spectrum of corporate, sovereign, financial, bank, insurance, municipal and public finance entities (including supranational and sub-national) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

SHORT-TERM CREDIT RATINGS

Moody’s

Ratings assigned on Moody’s global short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Appendix A-1

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P

S&P’s short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Dual ratings may be assigned to debt issues that have a put option or demand feature, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

The following summarizes the rating categories used by S&P for short-term issues:

“A-1” – Obligations are rated in the highest category and indicate that the obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3” – Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B” – Obligations are regarded as vulnerable and having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C” – Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D” – Obligations are in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation is lowered to “D” if it is subject to a distressed exchange offer.

Appendix A-2

Local Currency and Foreign Currency Risks – Standard & Poor’s issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency compared to obligations denominated in a foreign currency.

Fitch

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” – Highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3” – Fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B” – Speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C” – High short-term default risk. This designation indicates that default is a real possibility.

“RD” – Restricted default. This designation indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. This designation is typically applicable to entity ratings only.

“D” – Default. This designation indicates a broad-based default event for an entity, or the default of a short-term obligation.

Specific limitations relevant to the Short-Term Ratings scale include:

●	The ratings do not predict a specific percentage of default likelihood over any given time period.

●	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

●	The ratings do not opine on the liquidity of the issuer’s securities or stock.

●	The ratings do not opine on the possible loss severity on an obligation should an obligation default.

●	The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative vulnerability to default of the rated issuer or obligation.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive.

Appendix A-3

LONG-TERM CREDIT RATINGS

Moody’s

Ratings assigned on Moody’s global long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb”) indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

S&P

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

●	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

●	Nature of and provisions of the obligation, and the promise S&P imputes.

●	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

The following summarizes the ratings used by S&P for long-term issues:

“AAA” – An obligation rated “AAA” has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

Appendix A-4

“AA” – An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A” – An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB” – An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated “BB,” “B,” “CCC,” “CC,” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB” – An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B” – An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB,” but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC” – An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC” – An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

“C” – An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are higher rated.

“D” – An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

“NR” – This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Plus (+) or minus (-) – The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“Local Currency and Foreign Currency Risks” – Standard & Poor’s issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, vs. obligations denominated in a foreign currency.

Appendix A-5

Fitch

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns and insurance companies, and certain sections within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities in global infrastructure and project finance. IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership, or similar concepts, although the agency recognizes that issuers may also make pre-emptive and therefore voluntary use of such mechanisms.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default. For historical information on the default experience of Fitch-rated issuers, please consult the transition and default performance studies available from the Fitch Ratings website.

The following summarizes long-term IDR categories used by Fitch:

“AAA” – Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” – High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB” – Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB” – Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

“B” – Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC” – Substantial credit risk. “CCC” ratings indicate that default is a real possibility.

“CC” – Very high levels of credit risk. “CC” ratings indicate default of some kind appears probable.

“C” – Near Default. “C” ratings indicate default or default like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

●	the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

●	the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

●	Fitch Ratings otherwise believes a condition of “RD” or “D” to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

Appendix A-6

“RD” – Restricted default. “RD” ratings indicate an issuer that in Fitch Rating’s opinion has experienced: a. an uncured payment default on a bond, loan, or other material financial obligation but b. has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and c. has not otherwise ceased business. This would include:

●	the selective payment default on a specific class or currency of debt;

●	the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

●	the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

●	execution of a distressed debt exchange on one or more material financial obligations.

“D” – Default. “D” ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations. Within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default, categorized under “C”, typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” Long-Term IDR category, or to Long-Term IDR categories below “B.”

Specific limitations relevant to the issuer credit rating scale include:

●	The ratings do not predict a specific percentage of default likelihood over any given time period.

●	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

●	The ratings do not opine on the liquidity of the issuer’s securities or stock.

●	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

●	The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

●	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive.

MUNICIPAL NOTE RATINGS

Moody’s

Moody’s uses three rating categories for short-term municipal obligations (U.S. municipal bond anticipation notes of up to three years maturity) that are considered investment grade. These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels – “MIG 1” through “MIG 3”. In addition, those short-term obligations that are of speculative quality are designated “SG”, or speculative grade. MIG ratings expire at the maturity of the obligation.

Appendix A-7

The following summarizes the ratings used by Moody’s for these short-term obligations:

“MIG 1” – This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG 2” – This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG 3” – This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade or “VMIG” scale.

“VMIG 1” – This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG 2” – This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG 3” – This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” – This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

S&P

An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

●	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

“SP-1” – The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

Appendix A-8

“SP-2” – The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

Fitch

Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

Appendix A-9

APPENDIX B

PROXY VOTING POLICIES & PROCEDURES

BNY Mellon Asset Management North America Corporation

The Adviser is often entrusted with the fiduciary responsibility to vote proxies for shares of corporate stock held on behalf of its clients. Proxy voting is an integral part of the management of the investment in those shares. In voting proxies, the Adviser takes into account long term economic value as it evaluates issues relating to corporate governance, including structures and practices, the nature of long-term business plans, including sustainability policies and practices to address environmental and social factors that are likely to have an impact on shareholder value, and other financial and non-financial measures of corporate performance.

For clients that have delegated proxy authority, the Adviser will make every reasonable effort to ensure that proxies are received and are voted in accordance with this policy and related procedures. To assist the Adviser in that process, the Adviser retains Institutional Shareholder Services (“ISS”) to provide various services related to proxy voting, such as research, analysis, voting services, proxy vote tracking, recordkeeping, and reporting.

In addition, the Adviser also retains Glass Lewis for research services only. The Adviser seeks to avoid potential material conflicts of interest through its participation on The Bank of New York Mellon Corporation’s (“BNY Mellon”) Proxy Voting and Governance Committee (“Committee”). As such, the Adviser has adopted and implemented BNY Mellon’s Proxy Voting Policy and proxy voting guidelines (detailed below). The guidelines are applied to all client accounts for which the Adviser has been delegated the authority to vote in a consistent manner and without consideration of any client relationship factors.

Under this policy, the Committee permits member firms (such as the Adviser) to consider specific interests and issues and cast votes differently from the collective vote of the Committee where the member firm determines that a different vote is in the best interests of the affected account(s).

The Adviser will furnish a copy of its Proxy Voting Policy and its proxy voting guidelines upon request to each advisory client that has delegated voting authority.

Voting BNY Mellon Stock

It is the policy of the Adviser not to vote or make recommendations on how to vote shares of BNY Mellon stock, even where the Adviser has the legal power to do so under the relevant governing instrument. In order to avoid any appearance of conflict relating to voting BNY Mellon stock, the Adviser has contracted with an independent fiduciary (ISS) to direct all voting of BNY Mellon Stock held by any accounts of the Adviser on any matter in which shareholders of BNY Mellon Stock are required or permitted to vote.

Proxy Voting Disclosure

Clients who have delegated proxy voting authority to the Adviser may obtain the proxy voting records for their account upon written or verbal request.

Appendix B-1

Oversight Activities

The Adviser performs periodic oversight of the operational and voting processes implemented on behalf of clients to ensure that proxy ballots are voted in accordance with established guidelines. These activities may include, but are not limited to, monthly account reconciliation between the voting agent and the Adviser records and forensic testing of the application of vote instruction in relation to policy vote recommendations at the ballot level. These efforts are completed as component of our Rule 206(4) -7 compliance program. Appropriate disciplinary action will be taken for failure to comply with the requirements of this policy, which could include termination of employment.

In the event the Adviser becomes aware that there may be a material conflict of interest between the interests of its clients and its interests (including those of its affiliates, managers, officers, employees, and other similar persons), the Adviser generally votes the proxy consistent with the voting recommendation of ISS. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling (866) 640-5704; or (2) on the SEC’s website at: http://www.sec.gov.

Introduction to BNY Mellon’s Proxy Voting and Governance Committee

The BNY Mellon Proxy Voting and Governance Committee (the “Committee”) consists of representatives from certain investment advisory, banking, trust company, and other fiduciary business units (each, a “Member Firm”) affiliated with The Bank of New York Mellon Corporation (“BNY Mellon”). The Member Firms include:

Alcentra NY, LLC

The Bank of New York Mellon

The Bank of New York Mellon Trust Company N.A. BNY Mellon, National Association

BNY Mellon Trust of Delaware

The Boston Company Asset Management, LLC The Dreyfus Corporation Lockwood Advisors, Inc.

MBSC Securities Corporation Mellon Capital Management Corporation

Standish Mellon Asset Management Company LLC

Typically, as part of the fiduciary relationship between an investment management client and a Member Firm, the client delegates its right to exercise voting authority in connection with the securities being managed by the Member Firm for that client. The Member Firm, in exercising those voting rights on behalf of the client, does so with the guidance and assistance of the Committee. Voting rights are most commonly exercised by casting votes by proxy at shareholder meetings on matters that have been submitted to shareholders for approval.

The Committee functions within BNY Mellon’s fiduciary business framework as a sub-Committee of BNY Mellon’s Fiduciary Risk Management Committee (“FRMC”). As part of its oversight responsibilities, the FRMC monitors the activities of the Committee and reviews and assists the Committee from time to time with respect to the establishment and implementation of the Committee’s proxy voting guidelines (see below) and practices.

Appendix B-2

Certain investment advisers or other fiduciary business units of BNY Mellon are not part of the Committee, and those businesses have established separate voting practices and procedures in connection with the voting activities they undertake on behalf of their fiduciary clients. For example, information concerning the Committee and the Voting Guidelines do not represent the views of Insight Investment Management Limited, Meriten Investment Management GmbH, The Newton Group or Walter Scott & Partners Limited, and it is possible that the votes cast by any of these firms with respect to a proposal could be different than the voting of the Committee’s Member Firms on that same proposal.

●	Philosophy

●	Voting Guidelines

●	Process

●	Managing Conflict

Philosophy

The Committee recognizes that the responsibility for the daily management of a company’s operations and strategic planning is entrusted to the company’s management team, subject to oversight by the company’s board of directors. As a general matter, our Member Firms invest in companies believed to be led by competent management and the Committee customarily votes in support of management proposals and consistent with management’s recommendations. However, the Committee believes that Member Firms, in their role as fiduciaries, must express their view on the performance of the directors and officers of the companies in which clients are invested and how these clients’ interests as shareholders are being represented. Accordingly, the Committee will vote against those proposals that it believes would negatively impact the economic value of clients’ investments – even if those proposals are supported or recommended by company management.

The Committee seeks to vote on proxies of non-U.S. companies through application of the Voting Guidelines. However, corporate governance practices, disclosure requirements and voting operations vary significantly among the various non-U.S. markets in which our clients invest. In these markets, the Committee seeks to submit proxy votes in a manner consistent with the Voting Guidelines, while taking into account the different legal and regulatory requirements. Many non-U.S. markets require that securities be “blocked” or registered to vote at a company’s meeting. Absent an issue that is likely to impact clients’ economic interest in a company, Member Firms generally will not subject their clients to the loss of liquidity that could be imposed by these requirements. Additionally, the costs of voting in certain non-U.S. markets may be substantially higher than in the U.S. In these markets, the Member Firms will weigh the associative costs against the benefit of voting, and may refrain from voting certain non-U.S. securities in instances where the items presented are not likely to have a material impact on shareholder value.

The foregoing information is only a portion of a broader description of the BNY Mellon Proxy Voting and Governance Committee and its philosophy, voting guidelines, process, and approach to conflicts of interest. Please refer to the Introduction section and review the related information on prior and subsequent pages for the complete overview, including the meanings of the capitalized terms used herein.

*       *       *

Appendix B-3

Voting Guidelines

The Committee seeks to make proxy voting decisions that are in the best interest of the clients of its Member Firms. For this purpose, the Committee has established detailed, pre-determined, written proxy voting guidelines for specific types of proposals and matters commonly submitted to shareholders (“Voting Guidelines”). These Voting Guidelines are designed to assist with voting decisions which over time will result in maximizing the economic value of the securities of companies held in client accounts. The Committee believes that this approach is consistent with the fiduciary obligations of its Member Firms and with the published positions of applicable regulators with an interest in such matters (e.g., the U.S. Securities and Exchange Commission and the U.S. Department of Labor).

Viewed broadly, the Voting Guidelines seek to maximize shareholder value by promoting sound corporate governance policies through the support of proposals that are consistent with four key objectives:

●	The alignment of the interests of a company’s management and board of directors with those of the company’s shareholders;

●	To promote the accountability of a company’s management to its board of directors, as well as the accountability of the board of directors to the company’s shareholders;

●	To uphold the rights of a company’s shareholders to affect change by voting on those matters submitted to shareholders for approval; and

●	To promote adequate disclosure about a company’s business operations and financial performance in a timely manner.

The Summary of Voting Guidelines provides a collection of summaries of how the Committee views the subject matter of various proposals and provides insight as to how the Committee is likely to vote as a result of applying the Voting Guidelines to certain types of proposals.

Member Firm investment management clients may receive a copy of the Voting Guidelines, as well as the Committee’s Proxy Voting Policy and any related procedures, upon request. Clients may also receive information on the proxy voting history for their Member Firm managed accounts upon request. Please contact your Member Firm relationship manager for more information.

If a Member Firm client chooses to delegate proxy voting authority to an entity other than a Member Firm (whether such delegation applies to all or only a portion of the securities within the account managed by the Member Firm), such other entity’s (and not the Committee’s) proxy voting guidelines will apply to those securities.

The foregoing information is only a portion of a broader description of the BNY Mellon Proxy Voting and Governance Committee and its philosophy, voting guidelines, process, and approach to conflicts of interest. Please refer to the Introduction section and review the related information on prior and subsequent pages for the complete overview, including the meanings of the capitalized terms used herein.

*       *       *

Summaries of Selected Proxy Voting Guidelines

The following are summaries of how the BNY Mellon Voting and Governance Policy Committee (the “Committee”) generally views certain matters that are brought before the Committee in connection with the voting of proxies by those Member Firms who exercise voting discretion as a fiduciary for their clients. These summaries and the views reflected below by their nature are not intended to be complete and are not detailed explanations of all the guidelines and rule sets that the Committee uses to assist with the proxy voting process. The summaries below are published by the Committee to provide public company issuers and investors with a broad view of how the Committee approaches certain topics and proposals in the context of voting proxies for its Member Firms’ fiduciary clients; and such summaries are not intended to limit in any way the Committee’s or any Member Firm’s actions with respect to its activities regarding the voting of proxies of any particular proposal or on shareholder voting matters generally.

Appendix B-4

Please refer to the Introduction section for an overview of the Committee, its philosophy, voting guidelines, process, and approach to conflicts of interest, and for the meanings of the capitalized terms used herein.

A.	Boards and Directors

A.	Election of Directors

The Committee believes that a majority of a company’s board members should be independent of management.

i)	Incumbent / Nominee Directors

The Committee generally votes FOR incumbent and nominee directors. However, the Committee generally votes to WITHOLD support in cases when individual directors (or the board, as applicable): (1) adopt, amend or renew a poison pill without shareholder approval or commitment to obtain shareholder approval within 12 months (applied to incumbent directors up for re-election at annual or special meeting which follows such action), (2) attend less than 75% of meetings for two consecutive years, (3) serve on more than six boards, (4) are CEOs of a public company and serve on more than 3 boards, or (5) fail to respond to approved shareholder proposals.

ii)	Compensation Committee Members

Generally, the Committee votes FOR incumbent members of the compensation committee. However, the Committee will generally consider the proposal on a CASE-BY-CASE basis in situations where: (1) there are excise tax gross-ups, excise tax indemnification or “make whole” provisions in recent change-in-control or severance agreements, (2) the company’s stock performance is poor relative to peers and its compensation arrangements or pay practices is deemed excessive relative to peers, or (3) there appears to be an imbalance in a company’s long term incentive compensation plans between the performance-based and time-based awards for the executive officers.

iii)	Audit Committee

Generally, the Committee votes FOR independent incumbent members of an audit committee. However, the Committee will generally consider the proposal on a CASE-BY- CASE basis in situations where: (1) audit fees are either undisclosed or insufficiently disclosed such that the amount paid to the auditor for non-audit services cannot be determined, (2) a material weakness is disclosed and not remediated timely, or (3) non-audit fees exceed the sum of audit, audit-related and tax compliance/preparation fees.

iv)	Management Nominees

The Committee generally votes FOR management nominees for board or committee membership. In exceptional cases, such as severe governance concerns or when a Proxy Advisor recommends to withhold, the Committee will generally consider the proposal on a CASE-BY-CASE basis. If a nominee received less than majority support at the prior election and the board has not addressed the cause of that low support, the Committee will generally WITHHOLD its support.

Appendix B-5

B.	Board Governance

i)	Classified Board

The Committee believes shareholders should annually vote for all members on a company’s board of directors. The Committee votes FOR requests to declassify the board and will generally vote AGAINST proposals to adopt or continue a classified board structure.

ii)	Board Independence

The Committee votes FOR management proposals for the election of independent directors that meet listing standards and generally favors an independent chairperson. Conversely, the Committee votes AGAINST shareholder proposals that are more or less restrictive than listing standards with respect to director “independence.”

iii)	Board Size

The Committee votes FOR management requests to configure the size of the board of directors with appropriate rationale, absent evidence of entrenchment or a disadvantage to shareholders. However, the Committee votes AGAINST proposals that remove the shareholders’ right to vote on board configuration matters, or that would give the board sole discretion to set the number of members.

iv)	Vote Majority and Removal

Generally, the Committee supports the practice of one share, one vote. As such, we vote FOR proposals to elect director nominees by the affirmative vote of the majority of votes cast at the annual or special meeting. The same practice is applied to proposals mandating the removal of a director upon a simple majority vote, such that the Committee votes AGAINST management proposals that require a supermajority vote for removal.

v)	Separate Chairman and CEO

Generally, the Committee votes FOR management proposals that propose to separate the positions of Chairman and CEO. However, the Committee generally votes AGAINST shareholder proposals to separate the Chairman and CEO positions if a lead or presiding director with appropriate authority is appointed; but is likely to vote FOR such a proposal if a lead or presiding director with appropriate authority has not been appointed. When considering the sufficiency of a lead or presiding director’s authority, the Committee will consider: whether the director: (1) presides at all meetings of the board (and executive sessions of the independent directors) at which the Chairman is not present, (2) serves as a liaison between the Chairman and the independent directors, (3) approves board meeting agendas, (4) has the authority to call meetings of the independent directors, and (5) if requested by major shareholders, ensures that s/he is available for consultation and direct communication.

Appendix B-6

2.	Accounting and Audit

Generally, the Committee votes FOR the ratification of the board’s selection of an auditor for the company. The Committee will vote AGAINST the ratification of the auditors if there are concerns of negligence due to issuance of an inaccurate audit opinion. The Committee typically votes AGAINST shareholder proposals for auditor rotation arrangements that are more restrictive than regulatory requirements.

3.	Anti-Takeover Measures

Generally, the Committee opposes proposals that seem designed to insulate management unnecessarily from the wishes of a majority of the shareholders and that would lead to a determination of a company’s future by a minority of its shareholders. However, the Committee generally supports proposals that seem to have as their primary purpose providing management with temporary or short-term insulation from outside influences so as to enable management to bargain effectively with potential suitors and otherwise achieve identified long-term goals to the extent such proposals are discrete and not bundled with other proposals.

A.	Shareholder Rights Plan or “Poison Pill”

Generally, the Committee votes FOR proposals to rescind a “poison pill” or proposals that require shareholder approval to implement a “pill.” Further, a WITHHOLD support vote on the election of directors will follow the adoption or renewal of a poison pill without shareholder approval.

B.	Non-net Operating Loss Shareholder Rights Plan

Generally, the Committee votes FOR non-net operating loss shareholder rights plans if all the following are in place: (1) a plan trigger that is 20% or greater, (2) a term not exceeding 3 years,

(3) the plan terminates if not ratified by shareholder majority, (4) there are no “dead hand” or “modified dead hand” provisions, and (5) the plan has a qualified offer clause. The Committee generally reviews these NNOL plans on a CASE-BY-CASE basis outside of these prescribed requirements.

C.	Special Meetings and Majority Vote

The Committee believes the rights to call a special meeting and to approve an action with a simple majority vote are powerful tools for shareholders. As such, we generally support proposals that uphold these rights. More specifically, with respect to calling a special meeting, the Committee generally votes FOR proposals that would allow shareholders to call a special meeting if a reasonably high proportion of shareholders (typically of at least 10-15%, depending on the company’s market capitalization, but no more than 25%, of the company’s outstanding stock) are required to agree before such a meeting is called.

For companies that currently permit shareholders of 25% or less of outstanding stock to call a special meeting (or no such right exists), the Committee may vote AGAINST proposals that would effectively lower (or initially establish) the minimum ownership threshold to less than 10% (for large cap companies) or 15% (for small cap companies). However, for companies that currently permit shareholders of greater than 25% of outstanding stock to call a special meeting (or no such right exists), the Committee is likely to consider on a CASE-BY-CASE basis those proposals that would effectively lower (or initially establish) the minimum ownership threshold to less than 10% (for large cap companies) or 15% (for small cap companies).

Appendix B-7

D.	Written Consent

The Committee will generally vote FOR proposals to permit shareholders to act by written consent if the company does not currently permit shareholders to call for a special meeting or to act by written consent. The Committee will generally vote AGAINST proposals on written consent if the company permits shareholders the right to call for a special meeting.

4.	Capital Structure, Mergers, Sales and Transactions

A.	Mergers

The Committee is likely to consider on a CASE-BY-CASE basis those proposals to merge, reincorporate or to affect some other type of corporate reorganization. In making these decisions, the Committee’s primary concern is the long-term economic interests of shareholders, and it will consider Member Firm opinions, the fairness opinion, and the Proxy Advisors’ vote recommendations when determining a vote decision on these or similar proposals.

B.	Capital Structure

In assessing asset sales, reorganizations, bankruptcy or other capital structure changes, the Committee looks to the economic and strategic rationale behind the transaction and supports those proposals that reasonably can be expected to uphold or enhance the shareholders’ long- term economic interest.

i)	The Committee generally votes FOR stock split proposals if the purpose is to: (1) increase liquidity and/or (2) adjust for a significant increase in stock price.

ii)	The Committee generally votes FOR reverse stock split proposals if the purpose is to avoid stock exchange de-listing. The Committee also generally votes FOR proposals to decrease the number of common stock shares outstanding following reverse stock splits and proposals to eliminate unissued blank check preferred stock or a class of common stock with voting rights greater than the class held in client accounts.

C.	Authorized Stock Increases

Generally, the Committee votes FOR proposals for the authorization to issue additional shares of common or preferred stock if it determines that the increase is: (1) not excessive relative to the industry’s average rate or otherwise harmful to the long-term economic interests of shareholders, or (2) necessary to avoid bankruptcy or to comply with regulatory requirements or other legally binding matters. The Committee will generally vote AGAINST such proposals that would exceed the industry’s average rate and/or the business purpose is not articulated sufficiently.

D.	Preferred Stock Authorization

Where the voting power of the new issuance is specified as equal to or less than existing common stock shares, and the Proxy Advisors and the fairness opinion agree, the Committee generally votes FOR proposals to issue preferred stock. When the voting power of the new issuance is either unspecified or exceeds that of the existing shares of common stock, the Committee generally votes AGAINST proposals to issue preferred stock.

Appendix B-8

5.	Corporate Governance

A.	Cumulative Voting

The Committee generally votes AGAINST proposals to continue or to adopt cumulative voting.

B.	Amend Bylaw, Charter or Certificate

Generally, the Committee votes FOR management proposals when the focus is administrative in nature or compliance driven and there is no evidence of negative impact to shareholder rights. If evidence suggests that proposals would result in a reduction of shareholder rights or lead to entrenchment, the Committee votes AGAINST such proposals.

C.	Indemnity Liability Protection

Generally, the Committee votes FOR proposals to limit directors’ liability or expand indemnification on behalf of their service to the company. However, the Committee votes AGAINST proposals that support indemnification for director actions conducted in bad faith, gross negligence or reckless disregard of duties.

D.	Adjourn Meeting

In cases where the Committee is supportive of the underlying transaction or proposal and the purpose of the adjournment is to obtain additional votes, the Committee will vote FOR the adjournment.

6.	Proxy Contests

In the case of proxy contests, the Committee will endeavor to provide both parties an opportunity to present their case and arguments before determining a course of action.

The Committee’s general policy is to consider: (1) the long-term economic impact of the decision,

(2) the company’s record and management’s ability to achieve our reasonable expectations for shareholder return, (3) overall compensation for officers and directors and share price performance relative to industry peers, (4) whether the offer fully realizes the future prospects of the company in question with the likelihood of the challenger achieving their stated goals, and (5) the relevant experience of all board nominees.

7.	Social, Ethical and Environmental

The Committee reviews all management sponsored social, ethical and environmental responsibility proposals on a CASE-BY-CASE basis. Generally, the Committee considers various factors in voting decisions, including: (1) the long-term economic impact including implementation cost-to- benefit considerations, (2) the company’s current legal and regulatory compliance status, (3) the binding or advisory nature of the request, and (4) whether the proposal’s underlying objective is within the scope of the company’s influence and control.

The Committee generally votes FOR shareholder sponsored proposals when the proposal reasonably can be expected to enhance long-term shareholder value and when management fails to respond meaningfully to the proposal. The Committee generally votes AGAINST shareholder proposals when management has responded meaningfully and there is no evidence of: (1) shareholder value creation, (2) regulatory non-compliance, (3) failed oversight from the board and management for the subject activity, (4) the company is operating outside of industry standard practice, or (5) the proposal request is vague or overly restrictive and unlikely to achieve the underlying intent.

Appendix B-9

8.	Compensation and Benefits

A.	Equity Compensation

The Committee employs a shareholder value transfer model and a burn rate model to measure the value transfer from shareholders to employees and directors when considering equity compensation proposals.

The Committee generally votes FOR proposals relating to equity compensation plans that: (1) pass our shareholder value transfer model and burn rate model and prohibit share re-pricing without shareholder approval, (2) pass our shareholder value transfer model and burn rate model, are silent on share re-pricing and the company has no history of re-pricing, (3) use section 162(m) rules for plan administration by independent directors, or (4) require an issuance of stock or options as equal payment in lieu of cash to directors.

The Committee generally votes AGAINST compensation plans that: (1) fail our shareholder value transfer model or burn rate model, and allow for option exchange or re-pricing without shareholder approval, (2) pass our shareholder value transfer model and burn rate model, but permit accelerated vesting without consummation of a change-in-control transaction, or (3) serve as a vehicle to perpetuate a disconnect between pay and performance or favors executive officers whose pay is already significantly higher than peers.

The Committee reviews on a CASE-BY-CASE basis those proposals that:

i)	pass our shareholder value transfer model and either (1) fail our burn rate model, (2) the plan is “silent” on re-pricing and the company has a history of the practice, or (3) a Proxy Advisor recommends an “against” vote; or

ii)	fail our shareholder value transfer model but the plan (1) is required to complete a transaction supported by the Committee or (2) includes details regarding extenuating business circumstances.

B.	Say on Pay

If the ballot seeks an advisory vote on the frequency of say-on-pay proposals, the Committee generally votes FOR proposals that call for say-on-pay on an ANNUAL basis.

The Committee will generally vote FOR management proposals on say-on-pay. However, the Committee will generally consider the proposal on a CASE-BY-CASE basis in situations where:

(1) there are excise tax gross-ups, excise tax indemnification or “make whole” provisions in recent change-in-control or severance agreements, (2) the company’s stock performance is poor relative to peers and its compensation arrangements or pay practices is deemed excessive relative to peers, (3) the company fails to address compensation issues identified in prior meetings when adequate opportunity to address has passed, or (4) there appears to be an imbalance in a company’s long term incentive compensation plans between the performance-based and time- based awards for the executive officers.

Appendix B-10

C.	Option Re-pricing or Exchange

Generally, the Committee believes that stock compensation aligns managements’ and shareholders’ interests based on fair-market value grants.

In cases where management is proposing to address a compensation misalignment, the Committee generally votes FOR such proposals that: (1) seek exchanges that are value-for- value, (2) exclude executives, directors and consultants, (3) do not recycle exercised options, and/or (4) involve current options that are significantly under water and the new exercise price is reasonable. The Committee generally votes FOR proposals that require stock option exchange and re-pricing programs to be put to shareholder vote.

In cases of proposals where the exchange and/or re-pricing requests do not meet these criteria, the Committee generally votes AGAINST the management proposal.

D.	Golden Parachute Plans

In reviewing management compensation agreements, the Committee generally votes FOR those that: (1) involve payments that do not exceed three times the executive’s total compensation (salary plus bonus), (2) have a double trigger, and (3) do not provide for a tax gross-up in the contract. Conversely, the Committee generally votes AGAINST compensation agreements that do not adhere to these requirements. As a facet of a capital structure change, the Committee will consider these compensation agreements on a CASE-BY-CASE basis.

In reviewing shareholder proposals, we generally support those that require the company to submit compensation agreements to a vote.

E.	Clawbacks

When determining the effectiveness of a company’s clawback/recoupment policy, the Committee will consider: (1) the amount of information the company provides in its proxy statement on the circumstances under which the company recoups incentive or equity compensation, (2) whether the company’s policy extends to named executive officers and other senior executive officers (and not simply the CEO and CFO), (3) if the policy requires recoupment of incentive and equity compensation received and subsequently determined to have been “unearned” during the prior 3-year period, and (4) if the policy considers performance- based compensation to be “unearned” if the corresponding performance target(s) are later determined to have not been achieved for any reason (rather than first requiring evidence of “misconduct” or fraudulent activity and/or a formal restatement of financial results).

F.	Other Compensation Requests

Generally, the Committee votes FOR stock purchase plans that allow a broad group of employees to purchase shares and limit the discount to 15% or less. Conversely, the Committee generally votes AGAINST proposals that are limited to senior executives and/or provides for a discount that is greater than 15%.

Generally, the Committee votes FOR proposals that seek management and director retention of stock awards for no more than one year and/or 25% of stock awarded. Conversely, the Committee generally votes AGAINST proposals that seek retention of stock awards for greater than one year and 75% of stock awarded.

Appendix B-11

Process

*       *       *

The Committee has retained the services of two independent proxy advisors (“Proxy Advisors”) to provide the Committee with comprehensive research, analysis, and voting recommendations. These services are used most frequently in connection with proposals or matters that may be controversial or require a case-by-case analysis by the Committee in accordance with its Voting Guidelines. The Committee has engaged one of its Proxy Advisors as its proxy voting agent (the “Proxy Agent”) to administer the mechanical, non-discretionary elements of proxy voting and reporting for Member Firm clients. In that administrative role, the Committee has directed the Proxy Agent to follow the specified Voting Guidelines and apply it to each applicable proxy proposal or matter where a shareholder vote is sought. Accordingly, proxy items that can be appropriately categorized and matched will be voted in accordance with the applicable guideline or referred to the Committee if the guideline so requires. Proxy proposals or shareholder voting matters for which the Committee has not yet established a guideline (e.g., new proposals arising from emerging economic or regulatory issues) will be referred to the Committee for discussion and vote.

For items referred to it, the Committee may determine to accept or reject any recommendation based on the research and analysis provided by its Proxy Advisors or on any independent research and analysis obtained or generated by the Committee. In all cases, the ultimate voting decision and responsibility rests with the Member Firms, which are accountable to their clients.

The foregoing information is only a portion of a broader description of the BNY Mellon Proxy Voting and Governance Committee and its philosophy, voting guidelines, process, and approach to conflicts of interest. Please refer to the Introduction section and review the related information on prior and subsequent pages for the complete overview, including the meanings of the capitalized terms used herein.

*       *       *

Managing Conflicts

It is the policy of the Committee to make proxy voting decisions that are solely in the best long-term economic interests of the clients of its Member Firms. The Committee is aware that, from time to time, voting on a particular proposal or with regard to a particular issuer may present a potential for conflict of interest for its Member Firms. For example, potential conflicts of interest may arise when: (1) a proponent of a proxy proposal has a business relationship with some BNY Mellon affiliated company; and/or (2) an employee, officer or director of BNY Mellon or one of its affiliated companies has a personal interest in the outcome of a particular proxy proposal.

Aware of the potential for conflicts to influence the voting process, the Committee and the FRMC consciously developed the Voting Guidelines and structured the Committee and its practices with several layers of controls that are designed to ensure that the Committee’s voting decisions are not influenced by interests other than those of its Member Firms’ fiduciary clients. For example, the Committee developed its Voting Guidelines with the assistance of internal and external research and recommendations provided by third party vendors but without consideration of any BNY Mellon client relationship factors. The Committee has directed the Proxy Agent to apply the Voting Guidelines to individual proxy items in an objective and consistent manner across client accounts and similarly has directed the Proxy Agent to administer proxy voting for Member Firm clients. When proxies are voted in accordance with these pre-determined guidelines, it is the Committee’s view that these votes do not present the potential for a material conflict of interest and no additional safeguards are needed.

Appendix B-12

For those proposals for which the Voting Guidelines do not provide determinative guidance (e.g., new proposals arising from emerging economic or regulatory issues), they are referred to the Committee for discussion and vote. In these instances, the Committee votes based upon its principle of maximizing shareholder value. In this context the Committee seeks to address the potential for conflicts presented by such “referred” items through deliberately structuring its membership. The representatives of the Member Firms on the Committee do not include individuals whose primary duties relate to sales, marketing or client services. Rather the Committee consists of senior officers and investment professionals from its Member Firms, and is supported by members of BNY Mellon’s Compliance, Legal and Risk Management Departments, as necessary.

With respect to the potential for personal conflicts of interest, BNY Mellon’s Code of Conduct requires that all employees make business decisions free from conflicting outside influences. Under this Code, BNY Mellon employees’ business decisions are to be based on their duty to BNY Mellon and to their clients, and not driven by any personal interest or gain. All employees are to be alert to any potential for conflict and to identify and mitigate or eliminate any such conflict. Accordingly, members of the Committee with a personal conflict of interest regarding a particular public company or proposal that is being voted upon must recuse themselves from participation in the discussion and decision-making process with respect to that matter.

Additionally, there are certain instances where the Committee may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid any potential conflicts of interest or as otherwise required by applicable law. Use of an independent fiduciary has been adopted for voting the proxies issued by BNY Mellon and by any individual fund within The Dreyfus Family of Funds or The BNY Mellon Funds. If necessary or appropriate, the Committee may engage the independent fiduciary to vote proxies issued by other companies.

The foregoing information is only a portion of a broader description of the BNY Mellon Proxy Voting and Governance Committee and its philosophy, voting guidelines, process, and approach to conflicts of interest. Please refer to the Introduction section and review the related information on prior and subsequent pages for the complete overview, including the meanings of the capitalized terms used herein.

*       *       *

January 15, 2014

PART C

OTHER INFORMATION

Verplanck Balanced Fund

Item 28.	Exhibits.
(a)(i)	Amended and Restated Agreement and Declaration of Trust of Registrant. Incorporated by reference to Post-Effective Amendment No. 57 to Registrant’s Registration Statement as filed with the Commission on May 18, 2012.
(a)(ii)	Certificate of Trust. Incorporated by reference to Registrant’s Initial Registration Statement as filed with the Commission on March 7, 2007.
(a)(iii)	Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust dated June 26, 2018. Incorporated by reference to Post-Effective Amendment No. 196 to Registrant’s Registration Statement as filed with the Commission on August 28, 2018.
(b)	By-Laws. Incorporated by reference to Post-Effective Amendment No. 169 to Registrant’s Registration Statement as filed with the Commission on August 28, 2017.
(c)	See, Articles 3, 7 and 8 of the Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to Post-Effective Amendment No. 57 to Registrant’s Registration Statement as filed with the Commission on May 18, 2012.
(d)	Investment Advisory Agreement with BNY Mellon Asset Management North America Corporation is filed herewith.
(e)	Not applicable.
(f)	Not applicable.
(g)(i)	(A)	Custody Agreement with The Bank of New York Mellon dated March 14, 2011. Incorporated by reference to Post-Effective Amendment No. 52 to Registrant’s Registration Statement as filed with the Commission on August 29, 2011.
	(B)	Amended and Restated Schedule II to the Custody Agreement with The Bank of New York Mellon dated June 11, 2018. Incorporated by reference to Post-Effective Amendment No. 196 to Registrant’s Registration Statement as filed with the Commission on August 28, 2018.
(g)(ii)	Foreign Custody Manager Agreement with The Bank of New York Mellon dated March 14, 2011. Incorporated by reference to Post-Effective Amendment No. 52 to Registrant’s Registration Statement as filed with the Commission on August 29, 2011.
(h)(i)	(A)	Transfer Agency Services Agreement with BNY Mellon Investment Servicing (US) Inc. (formerly, PFPC Inc.) dated July 19, 2007. Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement as filed with the Commission on July 27, 2007.
	(B)	Amended and Restated Exhibit A to the Transfer Agency Services Agreement dated June 11, 2018. Incorporated by reference to Post-Effective Amendment No. 196 to Registrant’s Registration Statement as filed with the Commission on August 28, 2018.
	(C)	Red Flags Services Amendment to Transfer Agency Services Agreement dated May 1, 2009. Incorporated by reference to Post-Effective Amendment No. 52 to Registrant’s Registration Statement as filed with the Commission on August 29, 2011.
(h)(ii)	(A)	Administration and Accounting Services Agreement with BNY Mellon Investment Servicing (US) Inc. (formerly, PFPC Inc.) dated July 19, 2007. Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement as filed with the Commission on July 27, 2007.
	(B)	Amended and Restated Exhibit A to the Administration and Accounting Services Agreement dated June 11, 2018. Incorporated by reference to Post-Effective Amendment No. 196 to Registrant’s Registration Statement as filed with the Commission on August 28, 2018.
	(C)	Fair Value Services Amendment to the Administration and Accounting Services Agreement dated August 12, 2010. Incorporated by reference to Post-Effective Amendment No. 33 to Registrant’s Registration Statement as filed with the Commission on August 30, 2010.
	(D)	Amendment to the Administration and Accounting Services Agreement dated December 2, 2010.
Incorporated by reference to Post-Effective Amendment No. 52 to Registrant’s Registration Statement as filed with the Commission on August 29, 2011.
	(E)	Amendment to the Administration and Accounting Services Agreement dated June 14, 2017. Incorporated by reference to Post-Effective Amendment No. 169 to Registrant’s Registration Statement as filed with the Commission on August 28, 2017.

(l)	Initial Capital Agreement. Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement as filed with the Commission on July 27, 2007.
(o)	[RESERVED]
(p)(i)	Code of Ethics of the Registrant. Incorporated by reference to Post-Effective Amendment No. 196 to Registrant’s Registration Statement as filed with the Commission on August 28, 2018.
(p)(ii)	Code of Ethics of BNY Mellon Asset Management North America Corporation is filed herewith.

C-1-

Item 29. Persons Controlled by or Under Common Control with the Registrant.

None.

Item 30. Indemnification.

The Registrant’s Agreement and Declaration of Trust (the “Agreement”) and by-laws provide, among other things, that the trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, investment adviser or distributor of the Registrant, nor shall any trustee be responsible for the act or omission of any other trustee, and the Registrant out of its assets may indemnify and hold harmless each trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such trustee’s performance of his or her duties as a trustee or officer of the Registrant; provided that the trustees and officers of the Registrant shall not be entitled to an indemnification or held harmless if such liabilities were a result of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. (See Article 5 and 9 of the Agreement which has been incorporated by reference as Exhibit 28(a)(i) and the Registrant’s By-Laws which have been incorporated by reference as Exhibit 28(b).)

The Investment Advisory Agreement with BNY Mellon Asset Management North America Corporation provides, among other things, that the investment adviser shall not be liable for any loss suffered by the Registrant with respect to its duties under the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the investment adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement (“disabling conduct”). In addition, the Registrant has agreed to indemnify the investment adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the investment adviser. (See Investment Advisory Agreement which is filed herewith.)

Item 31. Business and Other Connections of the Investment Adviser.

BNY Mellon Asset Management North America Corporation (Adviser) is an SEC registered investment adviser and corporation organized under the laws of the State of Delaware, with its headquarters located at 201 Washington Street, Boston, Massachusetts 02108. The Adviser is an indirect subsidiary of The Bank of New York Mellon Corporation. The officers and directors of the Adviser are provided on the Adviser’s most recently filed Schedule A of Form ADV (IARD No. 105764), which is incorporated herein by reference. The directors and officers of the Adviser are not engaged in any other business, profession, vocation, or employment of a substantial nature.

Item 32.

Not applicable.

Item 33. Locations of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 are maintained at the following location:

BNY Mellon, Registrant’s administrator, transfer agent, dividend-paying agent and accounting services agent, 301 Bellevue Parkway, Wilmington, Delaware 19809;

BNYM AMNA, 201 Washington Street, Boston, Massachusetts 02108 (for certain records of the Verplanck Balanced Fund).

Item 34. Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

C-2-

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 199 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized, in the City of Wilmington, State of Delaware on the 28 day of August, 2018.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Joel Weiss, President and CEO

C-3-

FUNDVANTAGE TRUST

VERPLANCK BALANCED FUND

Exhibit Index

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
Exhibits.
(d)	Investment Advisory Agreement with BNY Mellon Asset Management North America Corporation
(p)	Code of Ethics of BNY Mellon Asset Management North America Corporation